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TABLE OF CONTENTS

This prospectus supplement and the related prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 21, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 30, 2004)

11,000,000 Shares

Southern Union Company

Common Stock
$            per share

        We are selling 4,800,000 shares of our common stock, and J.P. Morgan Securities Inc. and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated are, at our request, borrowing and selling 6,200,000 shares of our common stock in connection with forward sale agreements between us and affiliates of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, whom we refer to as the forward purchasers. We will not initially receive any proceeds from the sale of shares of common stock by the forward purchasers. The forward purchasers have granted the underwriters an option to purchase up to an additional 1,650,000 shares of our common stock at the public offering price less the underwriting discount to cover over-allotments.

        Our common stock is listed on the New York Stock Exchange under the symbol "SUG." On July 20, 2004, the last reported sale price of our common stock on the New York Stock Exchange was $21.29 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8.

        Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses (1)	$	$

(1)
We will receive estimated net proceeds of $     upon settlement of this offering of common stock and expect to receive the remaining net proceeds upon settlement of the forward sale agreements, subject to certain adjustments pursuant to the forward sale agreements, which will be within approximately twelve months of the date of this prospectus supplement. For purposes of calculating the aggregate net proceeds, we have assumed that the forward sale agreements are settled based upon the aggregate initial forward sale price of $     and by the delivery of shares of our common stock. See "Underwriting" for a description of the forward sale agreements.

        The underwriters expect to deliver the shares to purchasers on or about July     , 2004.

Joint Book-Running Managers
JPMorgan	Merrill Lynch & Co.
Sole Structuring Agent

Banc of America Securities LLC
Calyon Securities (USA) Inc.	Jefferies & Company, Inc.
Gilford Securities Incorporated	Howard Weil Incorporated

A.G. Edwards

                   Janney Montgomery Scott LLC

                                                                       KBC Financial Products

                                                                                                              PNC Capital Markets, Inc.

Wells Fargo Securities

The date of this prospectus supplement is July    , 2004.

New England Gas Company
PG Energy
Missouri Gas Energy
Panhandle Eastern Pipe Line
Trunkline Gas
Trunkline LNG
Sea Robin Pipeline
storage

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of the document in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates. The information contained in or incorporated by reference into this prospectus supplement updates and supplements and, to the extent inconsistent therewith, supersedes, the information contained in the accompanying prospectus and any earlier filed document.

TABLE OF CONTENTS

Prospectus Supplement
About this Prospectus
Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
Price Range of Common Stock and Dividends
Capitalization
Business
Underwriting
Legal Matters
Experts
Incorporation by Reference
Prospectus
About this Prospectus
Forward-Looking Statements
Where You Can Find More Information
Incorporation by Reference
Southern Union Company
The Trusts
Use of Proceeds
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
Description of Securities
Description of Debt Securities
Description of Southern Union's Common Stock and Preferred Stock
Southern Union Common Stock
Southern Union Preferred Stock
Description of Warrants
Description of Securities Purchase Contracts and Securities Purchase Units
Description of Depository Shares
Description of Trust Preferred Securities
Description of the Trust Guarantees
Description of Subordinated Debt Securities
Description of Global Securities
Experts
Validity of the Securities and the Guarantees
Plan of Distribution of Southern Union Company and the Trusts
Plan of Distribution of Selling Stockholder

i

ABOUT THIS PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into that prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, including securities other than those that we are offering in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Incorporation by Reference" in this prospectus supplement and in "Where You Can Find More Information" in the accompanying prospectus.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in those documents where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "Southern Union Company," "Southern Union," "SUG," "we," "us," "our," or similar terms are to Southern Union Company. References to "Panhandle" refer to our wholly owned subsidiary Panhandle Eastern Pipe Line Company, LP and its subsidiaries.

ii

SUMMARY

        The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in or incorporated by reference into the prospectus to which it relates. This summary highlights selected information from the prospectus supplement and the accompanying prospectus. You should also review "Risk Factors" beginning on page S-8 to determine whether an investment in the common stock is appropriate for you.

Southern Union Company

        We are primarily engaged in the transportation, storage and distribution of natural gas in the United States. Our interstate natural gas transportation and storage operations are conducted through Panhandle:

  •
  Panhandle and its subsidiaries operate a large natural gas pipeline network, consisting of more than 10,000 miles of pipeline and a liquefied natural gas ("LNG") regasification plant. The pipeline network provides approximately 500 customers in the Midwest and Southwest with a comprehensive array of transportation and storage services. We acquired Panhandle on June 11, 2003.

        Our local natural gas distribution operations are conducted through our three regulated utility divisions:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett), and having 7,954 miles of mains, 4,877 miles of service lines and 47 miles of transmission lines;

  •
  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts), and having 3,635 miles of mains and 3,042 miles of service lines; and

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport), and having 2,504 miles of mains, 1,502 miles of service lines and 29 miles of transmission lines.

        We also own and operate various smaller energy-related operations established to support and expand natural gas sales and other energy sales.

Strategy

        Our strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of our strategy include:

  •
  Focusing each of our operating units on meeting its allowable rate of return.    We will continue to focus each of our operating units on meeting its allowable rate of return by managing operating costs and capital spending, without sacrificing customer safety or quality of service. Further, when appropriate, we will continue to seek rate increases within each of our operating units.

  •
  Strengthening our balance sheet while maintaining an investment grade rating and credit profile.    We will continue to seek to enhance our credit profile through increased diversification of regulated cash flow and earnings sources and seek to reduce over time our ratio of total debt to total capitalization to strengthen our balance sheet. The acquisition of Panhandle in June 2003 diversified our regulated cash flow and earnings sources. Since then we have been successful in reducing costs at Panhandle while integrating its back-office and support functions with that of Southern Union. Also, since that time we have been successful in reducing our ratio of total debt to total capitalization.

  •
  Expanding through development of our existing businesses.    Although our existing businesses are subject to limited customer growth, we will continue to pursue other growth opportunities through the expansion of our existing businesses. This includes our planned expansion of Panhandle's LNG facility and the construction of laterals to transport the additional capacity created by such expansion.

  •
  Selectively acquiring regulated businesses within the natural gas industry.    Our strategy for long-term growth includes acquiring regulated assets that will position us favorably in an evolving competitive marketplace. Consistent with our recently completed Panhandle acquisition and our ongoing efforts to acquire CrossCountry Energy, LLC, we will continually evaluate opportunities within the regulated energy sector that will optimize stockholder value. As part of that evaluation, we seek to balance our ability to integrate newly acquired assets with our ability to maintain an investment grade rating while providing growth in earnings and cash flow.

        Our corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where our telephone number is (570) 820-2400. Our website address is www.southernunionco.com. Information contained on our website does not form part of this prospectus supplement.

Recent Developments

The proposed CrossCountry Energy, LLC acquisition

        On June 24, 2004, CCE Holdings, LLC ("CCE Holdings"), a joint venture of Southern Union and our equity partner, GE Commercial Finance Energy Financial Services, entered into a Purchase Agreement to acquire for cash 100% of the equity interests of CrossCountry Energy, LLC ("CrossCountry") from Enron Corp. and its affiliates (collectively, "Enron") for a total transaction value of approximately $2.35 billion, including certain consolidated debt of CrossCountry, which was approximately $430 million as of March 31, 2004. Also on June 24, 2004, the U.S. Bankruptcy Court for the Southern District of New York issued an order establishing the Purchase Agreement as the "stalking horse" or baseline bid, in a process in which additional bids are still being solicited. An auction is scheduled to be held on September 1, 2004. If CCE Holdings is the successful bidder, the closing of the acquisition will then be subject to the reporting and waiting requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976 and approval by certain state regulatory bodies, in addition to satisfaction of additional closing conditions. Closing is anticipated to occur no later than December 17, 2004. There can be no assurance, however, that we will be the successful bidder or that we will be able to consummate the CrossCountry acquisition on the terms in the Purchase Agreement or on other terms favorable to us or at all.

Business of CrossCountry

        General.    CrossCountry is a recently formed entity that holds energy businesses providing natural gas transportation services primarily through the businesses described below. Historical financial and other information on a stand-alone basis for the combined businesses of CrossCountry is not currently available. As a result, the information set forth below is limited to publicly available historical information relating to the historical businesses owned or operated by CrossCountry and does not necessarily reflect the assets to be acquired by CCE Holdings. Because historical financial and other information is not currently available, and because the CrossCountry acquisition remains subject to the bankruptcy court auction process, we have not provided pro forma financial information relating to our business taking into account the CrossCountry acquisition. For more information, please see "Risk Factors—Risks That Relate to Our Proposed Acquisition of CrossCountry."

        CrossCountry and its subsidiaries operate domestic interstate natural gas pipelines. The pipeline system owned or operated by CrossCountry is comprised of approximately 9,700 miles of pipeline having the capacity to transport approximately 8.5 billion cubic feet of natural gas per day. Included in CrossCountry's domestic interstate natural gas pipeline operations are Transwestern Pipeline Company ("Transwestern"), Florida Gas Transmission Company ("Florida Gas") (indirectly 50% owned by CrossCountry), and Northern Plains Natural Gas Company ("Northern Plains"), through which CrossCountry owns directly or through its subsidiaries a 1.65% general partner interest and a 1.067% limited partner interest in Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership. Transwestern, Florida Gas and Northern Border Partners own interstate pipelines and are subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (the "FERC"). Each pipeline serves customers in a specific geographical area: Transwestern, principally the California market and pipeline interconnects on the east end of the Transwestern system; Florida Gas, the State of Florida; and Northern Border Partners, the midwestern United States.

        Transwestern Pipeline Company.    Transwestern is an open-access interstate pipeline engaged in the transportation of natural gas. Through its approximately 2,400-mile pipeline system having a mainline capacity of 1.8 billion cubic feet per day, Transwestern transports natural gas from western Texas, Oklahoma, eastern New Mexico and the San Juan Basin in northwest New Mexico and southern Colorado primarily to the California market and to pipeline interconnects off the east end of its system. Transwestern has access to three significant gas basins for its gas supply: the Permian Basin in West Texas and eastern New Mexico, the San Juan Basin in northwestern New Mexico and southern Colorado, and the Anadarko Basin in the Texas and Oklahoma panhandles. Its bi-directional flow capabilities provide flexibility to adapt rapidly to regional demand. Transwestern's customers include local distribution companies, producers, marketers, electric power generators and industrial end-users.

        Transwestern is subject to competition from other transporters into the southern California market, including El Paso Natural Gas Company, Kern River Gas Transmission Company, Pacific Gas and Electric Company and intrastate producers and affiliates of Southern California Gas Company.

        Florida Gas Transmission Company.    CrossCountry indirectly owns a 50% interest in Citrus Corp., which indirectly owns all of the capital stock of Florida Gas. Another CrossCountry subsidiary operates the Florida Gas pipeline. The Florida Gas pipeline system currently extends for approximately 5,000 miles from south Texas through the Gulf Coast region of the United States to south Florida, and has a mainline capacity of 2.1 billion cubic feet per day. Florida Gas' pipeline system primarily receives natural gas from natural gas producing basins in the Louisiana and Texas Gulf Coast, Mobile Bay and offshore Gulf of Mexico. In addition, Florida Gas' pipeline system operates and maintains more than 40 interconnects with major interstate and intrastate natural gas pipelines, which provide Florida Gas' customers access to most major natural gas producing regions in the contiguous 48 states of the United States and Canada.

        Historically, the Florida Gas pipeline system has been the only interstate natural gas pipeline system serving peninsular Florida. This changed on May 28, 2002, when Phase I of the Gulfstream expansion was placed into service. Gulfstream is sponsored by a joint venture of Duke Energy Corporation and The Williams Companies. Florida Gas also serves the Florida panhandle, where it competes with Gulf South Pipeline Company and the natural gas transportation business of the South Georgia system, which is owned by Southern Natural Gas. Florida Gas faces additional competition, to a lesser degree, from alternate fuels, including residual fuel oil, in the Florida market, as well as from proposed LNG facilities.

        Northern Border Partners, L.P.    Northern Border Partners is a publicly-traded limited partnership that owns several energy businesses that transport natural gas imported from Canada to the United States. Pursuant to operating agreements, Northern Plains operates Northern Border Partners' interstate pipeline systems, including Northern Border Pipeline, Midwestern and Viking. Northern Border Partners also has:

  •
  extensive gas gathering operations in the Powder River Basin in Wyoming;

  •
  natural gas gathering, processing and fractionation operations in the Williston Basin in Montana and North Dakota, and the western Canadian sedimentary basin in Alberta, Canada; and

  •
  ownership of the only coal slurry pipeline operation in the United States.

The Offering

        We are selling 4,800,000 shares of our common stock and the forward purchasers are selling 6,200,000 shares of our common stock in connection with the execution of the forward sale agreements between us and the forward purchasers. See "Underwriting."

Common stock offered by us	4,800,000 shares.
Common stock offered by the forward purchasers	6,200,000 shares of common stock (and 1,650,000 shares of common stock if the underwriters exercise their over-allotment option in full).
Common stock outstanding after this offering, but excluding any shares of common stock to be issued upon settlement of the forward sale agreements	77,959,164 shares of common stock.
Common stock outstanding after settlement of the forward sale agreements [1]	84,159,164 shares of common stock (and 85,809,164 shares of common stock if the underwriters exercise their over-allotment option in full).
Trading symbol	Our common stock is listed on the New York Stock Exchange under the symbol "SUG."
Use of proceeds
We estimate that we will receive net proceeds of $ million from the sale of common stock offered by us upon settlement of this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We will not initially receive any proceeds from the sale of shares of common stock by the forward purchasers. We will use the net proceeds that we receive from the sale of common stock offered by us to pay down our revolving credit facility and the balance of the proceeds, if any, to pay down our term loan.

We expect to receive proceeds of $ , subject to certain adjustments pursuant to the forward sale agreements, upon settlement of the forward sale agreements, which will be within approximately twelve months of the date of this prospectus supplement. We will use the net proceeds that we receive upon settlement of the forward sale agreements to finance potential acquisitions, including our proposed acquisition of CrossCountry, and for general corporate purposes. For more information, see "Use of Proceeds."
Dividend policy	We have a policy of reinvesting our earnings in our businesses rather than paying out cash dividends. Since 1994, we have distributed an annual stock dividend of 5% and have not paid a cash dividend.
Risk factors
Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common stock.

(1)
Calculated as of July 20, 2004, after giving effect to this offering and assuming all shares subject to the forward sale agreements are issued.

        For the net proceeds data above and throughout this prospectus supplement, unless otherwise stated, we have assumed that the underwriters will not exercise their over-allotment option and that the forward sale agreements are physically settled based upon the aggregate initial forward sale price of $            per share and by the delivery of shares of our common stock. If the over-allotment option were exercised in full, the forward purchasers would sell an additional 1,650,000 shares of our common stock. We will issue 7,850,000 shares of common stock in total in connection with the settlement of the forward sale agreements, if the underwriters' over-allotment option is exercised in full and if all of the shares subject to the forward sale agreements are issued, subject to anti-dilution adjustments under the forward sale agreements. Although the default settlement method under the forward sale agreements is net share settlement, we have the option to settle physically the forward sale agreements if we obtain the required regulatory approvals to issue additional shares of our common stock. We intend to apply for regulatory approval to issue the full number of shares of our common stock underlying the forward sale agreements following the consummation of this offering, but we cannot assure you that we will obtain those required approvals. If we cannot obtain the required regulatory approvals, the forward sale agreements will be net share settled or cash settled at our option and we will not receive the full proceeds described above. See "Underwriting" for a description of the forward sale agreements.

Summary Historical Consolidated Financial Data of
Southern Union Company

        The historical consolidated financial information as of June 30, 2003 and 2002 and for each of the three years ended June 30, 2003 set forth below has been derived from our audited consolidated financial statements and the related notes. The historical consolidated financial information as of and for the nine months ended March 31, 2004 and 2003 set forth below has been derived from our unaudited consolidated financial statements and the related notes. The results of operations for the interim periods are not indicative of the results that may be expected for the entire year. You should read the information in this table together with our financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine months ended March 31,		Year ended June 30,
	2004	2003	2003	2002	2001
	(in millions, except share and per share data)
Consolidated statements of operations data:
Operating revenues	$1,513	$981	$1,188	$981	$1,462
Cost of gas and other energy	(766)	(614)	(725)	(573)	(1,032)
Revenue-related taxes	(40)	(33)	(40)	(34)	(50)

Operating margin	707	334	423	374	380
Operating expenses	(437)	(194)	(281)	(283)	(279)

Net operating revenues	270	140	142	91	101
Other expenses	(92)	(50)	(74)	(86)	(31)

Earnings from continuing operations before income taxes	178	90	68	5	70
Federal and state income taxes	(68)	(34)	(24)	(3)	(30)

Net earnings from continuing operations	110	56	44	2	40
Net earnings from discontinued operations	—	31	32	18	16

Net earnings before cumulative effect of change in accounting principle	110	87	76	20	56

Cumulative effect of accounting change (net of tax)	—	—	—	—	1

Net earnings	110	87	76	20	57
Preferred stock dividends	(8)	—	—	—	—

Net earnings available for common stockholders	$102	$87	$76	$20	$57

Net earnings available for common stockholders from continuing operations per diluted share	$1.38	$.95	$.74	$.03	$.67
Net earnings available for common stockholders per diluted share	$1.38	$1.48	$1.29	$.33	$.95
Weighted average diluted shares outstanding (000's)	73,904	58,731	59,018	59,133	60,081

	As of March 31,		As of June 30,
	2004	2003	2003	2002
	(in millions)
Consolidated balance sheet data:
Total current assets	$584	$762	$532	$610
Net property, plant and equipment	3,189	1,177	3,145	1,170
Goodwill, net	643	643	643	643
Investments and other assets	258	254	271	257

Total assets	$4,674	$2,836	$4,591	$2,680

Total debt and capital lease obligations	$2,364	$1,392	$2,698	$1,422
Total common stockholders' equity	1,246	778	920	685

Total capitalization including short-term debt	$3,610	$2,170	$3,618	$2,107

RISK FACTORS

        Investing in our common stock involves risks. In deciding whether to invest in our common stock, you should carefully consider the following risk factors, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline.

Risks That Relate To Our Industry

Our business is highly regulated.

        Our business is subject to regulation by federal and state regulatory authorities. The FERC, the U.S. Department of Transportation and various state and local regulatory agencies regulate our interstate pipeline business. In particular, the FERC regulates services provided and rates charged by Panhandle. Our distribution business is regulated by the Missouri Public Service Commission (the "MPSC"), the Pennsylvania Public Utility Commission (the "PPUC"), the Rhode Island Public Utilities Commission and the Massachusetts Department of Telecommunications and Energy (the "MDTE"). These authorities regulate many aspects of our distribution operations, including construction and maintenance of facilities, operations, safety, the rates that we can charge customers and the maximum rates of return that we are allowed to realize. Our ability to obtain rate increases and rate supplements to maintain our current rate of return depends upon regulatory discretion, and there can be no assurance that we will be able to obtain rate increases or rate supplements or continue receiving our current authorized rates of return. In addition, we cannot issue a stock dividend without approval from the MDTE and the PPUC. Since our 2001 stock dividend, we have sought and received approval each year from the MDTE. Currently, we have approval from the PPUC to issue annual stock dividends through 2005.

We may become subject to competition in the natural gas distribution business.

        Natural gas distribution has been evolving from a highly regulated environment to one where competition and customer choice are being promoted. In 1999, the Commonwealth of Pennsylvania enacted the Natural Gas Choice and Competition Act, which provided small commercial and residential customers the ability to choose their natural gas suppliers. Effective April 29, 2000, all of PG Energy's customers have the ability to select an alternate supplier of natural gas, which PG Energy will continue to deliver through its distribution system under regulated transportation rates. Customers can also choose to remain with PG Energy as their supplier under regulated natural gas rates. In either case, the applicable rate results in the same operating margin to PG Energy. In Pennsylvania, despite customers' right to choose their natural gas suppliers, higher-than-normal wholesale prices for natural gas have prevented suppliers from offering competitive rates and, to date, no commercial or residential customers have switched to alternate suppliers. Although we currently have no indication that any of the other states in which we have local gas distribution operations are considering adopting similar legislation, we do not know if such legislation will be adopted, or if adopted, what, if any, effect it may have on our operating margin or results of operations.

Our operating results and liquidity needs are seasonal in nature and can fluctuate based on weather conditions and natural gas prices.

        Our gas distribution business is a seasonal business and is subject to weather conditions. A significant percentage of our annual revenues and earnings occur in the traditional winter heating season when demand for natural gas usually increases due to colder weather conditions. We are also subject to seasonal and other variations in working capital due to changes in natural gas prices and the fact that our customers pay for the natural gas we deliver to them after they use it, whereas we are required to pay for the natural gas before we deliver it. Accordingly, our results of operations and liquidity, including working capital, have in the past, and will in the future, fluctuate.

Our operating results are affected by weather conditions.

        Our Rhode Island gas distribution business, which accounted for approximately 21% of our revenues for the nine month period ended March 31, 2004, is the only region in which we operate that benefits from weather normalization tariffs. As a result, fluctuations in weather between years may have a significant effect on our results of operations and cash flows. In years with warm winters, our revenues may be adversely affected.

Our revenues, operating results and financial condition may fluctuate with our ability to achieve timely and effective rate relief from our state regulators.

        Our business is influenced by fluctuations in our costs, including operating costs such as the cost of gas, insurance, post-retirement and other benefit costs, wages and other operating costs. The profitability of our regulated operations depends on our ability to pass through to our customers costs related to providing them service. To the extent that such operating costs increase in an amount greater than that which we are allowed to recover in rates, this could impact our operating results until we file for and are allowed an increase in rates. The lag between an increase in our costs and the rate relief we obtain from the regulators can have a direct negative impact on our operating results. As with any request for an increase in rates in a regulatory filing, the rate request may or may not be granted in total.

        In addition, regulators may prevent us from passing along some of our costs in the form of higher rates. For example, we are involved in a dispute with the MPSC, which if not resolved in our favor would expose us to a revenue shortfall. The staff of the MPSC has recommended that the MPSC disallow approximately $15 million in gas costs that we incurred in our 2001 fiscal year. Although we believe that the staff's position is without merit, if we are unable to prevail in this proceeding, we would not be able to pass along these costs to our Missouri customers. This matter was submitted to the MPSC in February 2004 and we are awaiting a decision by the MPSC.

We are subject to environmental regulations that could be difficult and costly to comply with.

        We are subject to extensive federal, state and local laws and regulations relating to environmental protection. These laws and regulations affect many aspects of our present and future operations (including air emissions and the handling, use and disposal of hazardous substances) and have resulted, and in the future may result, in increased capital expenditures and operating costs. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the initiation, outcome or effect of any action or litigation that may arise from applicable environmental laws and regulations.

        Furthermore, we may not be able to obtain, maintain or comply with all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval, or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs.

        In addition, we may be responsible for environmental cleanup and other costs at sites that we may acquire or that we formerly owned or operated or currently own or operate and at third party waste disposal sites. These liabilities may arise due to laws and regulations or, in some cases, due to contractual indemnification we have provided to third parties. We cannot predict with certainty the sites for which we may be responsible, the imposition of resulting cleanup obligations, or the amount and timing of future expenditures related to environmental remediation because of the difficulty of estimating cleanup costs and the uncertainty of payment by other potentially responsible parties. We are currently either investigating our potential liability for the cleanup of, or involved in remediation activities in connection with, Manufactured Gas Plant ("MGP") sites and other sites in our former service territories (principally in Texas, Arizona and New Mexico), our present service territories (including Missouri, Pennsylvania, Massachusetts and Rhode Island) and certain other locations. While our evaluation or remediation of these MGP sites and other sites generally is in its preliminary stages, we have incurred some costs and it is likely that we will incur additional costs in the future. There can be no assurances that any liabilities or costs associated with these matters or other environmental matters, which may arise in the future, will not be material or exceed any reserves created by us.

        Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

Terrorist attacks, such as the attacks that occurred on September 11, 2001, have resulted in increased costs, and the consequences of the War on Terror and the Iraq War may adversely impact our results of operations.

        The impact that terrorist attacks, such as the attacks of September 11, 2001, may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding military activity may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or a retaliatory strike. We may have to incur significant additional costs in the future to safeguard our physical assets.

Risks That Relate To Southern Union

We have substantial debt.

        We have a significant amount of debt outstanding. We had total consolidated debt of approximately $2.4 billion outstanding as of March 31, 2004 compared to total capitalization (long and short-term debt plus stockholders' equity) of $3.6 billion.

        Our substantial debt could have important consequences to you. For example, it could:

  •
  limit our or Panhandle's ability to borrow additional funds, including the ability to finance the LNG expansion that Panhandle must complete to recover its investment;

  •
  increase the cost of our floating-rate debt and swaps and of any future debt that we incur;

  •
  reduce cash flow from operations available for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that are less leveraged;

  •
  result in a downgrade in our credit ratings; or

  •
  increase our vulnerability to general adverse economic and industry conditions.

        Some of our debt obligations contain financial covenants related to debt-to-capital ratios and interest coverage ratios. Our failure to comply with any of these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding debt obligations or the inability to borrow under certain credit agreements. Any such acceleration would cause a material adverse change in our financial condition.

We depend on our ability to access the financial markets.

        We rely on access to both short-term and long-term credit as a significant source of liquidity for capital requirements not satisfied by the cash flow from our operations. Any worsening of our financial condition and a material decrease in our common stock price could hamper our ability to access the credit markets. Because we need certain state regulatory approvals in order to incur debt and issue capital stock, we may not be able to access the capital markets on a timely basis.

        External events could also increase our cost of borrowing or adversely affect our ability to access the financial markets. Such external events could include the following:

  •
  economic weakness in the United States or in the regions where we operate;

  •
  financial difficulties of unrelated energy companies, particularly any of Panhandle's customers;

  •
  capital market conditions generally;

  •
  market prices for electricity and gas;

  •
  terrorist attacks or threatened attacks on our facilities or unrelated energy companies;

  •
  the overall health of the utility industry; and

  •
  fluctuations in interest rates.

        Restrictions on our ability to access financial markets could affect our ability to execute our business plan. An inability to access capital may limit our ability to pursue improvements or acquisitions that we may otherwise rely on for future growth.

Credit ratings downgrades would increase our financing costs and could limit our ability to access the financial markets.

        Our debt is currently rated by rating agencies, including Moody's Investor Services, Inc., Standard & Poor's and Fitch Ratings. If our current ratings are downgraded below investment grade or if there are times when we are placed on "credit watch," our borrowing costs could increase, as will the costs of maintaining certain contractual relationships. Lower credit ratings could also adversely affect our relationships with our state regulators, who may be unwilling to allow us to pass along increased funding costs to our natural gas customers.

Our financial results may be affected by our acquisitions and divestitures.

        We have acquired several new businesses in recent years and expect to continue to do so in the future. We cannot assure you that we will be successful in integrating or operating any businesses we acquire, particularly if we expand into areas in which we have limited prior experience.

        We may in the future sell parts of our business, including parts of our core operations, either to help finance other acquisitions or because attractive disposition opportunities become available. Part of the motivation for our sale of our Texas natural gas distribution operations was to help finance acquisitions, which occurred with the Panhandle acquisition. As we acquire some businesses and sell others, the profile of our company could change. As our profile changes, the nature of the risks that we face could change and the timing and nature of our operating revenues and expenses could change.

Our growth strategy entails risk for our investors.

        As part of our growth strategy, we intend to examine and potentially acquire regulated businesses, including transportation and storage assets within the natural gas industry. We may also sell existing businesses, including core businesses, or enter into joint ventures or other transactions with other industry participants or financial investors.

        Our ability to acquire new businesses will depend upon the extent to which opportunities become available, as well as, among other things:

  •
  our success in bidding for the opportunities;

  •
  our ability to assess the risks of the opportunities;

  •
  our ability to obtain regulatory approvals on favorable terms; and

  •
  our access to financing on acceptable terms.

        If we acquire an additional business, our ability to successfully integrate that business into our existing operations will depend on the adequacy of our implementation plans, including our ability to identify and retain employees to manage the acquired business, and our ability to achieve desired operating efficiencies. If we are unable to integrate new businesses into our operations successfully, we could experience increased costs and losses on our investments. Moreover, if we fail to assess the risks involved in a particular transaction, the benefits to us of that transaction may be less than we anticipate. We cannot assure you that we will be successful in operating the businesses we acquire, particularly if we expand into areas in which we have limited prior experience.

        These factors could have a material adverse effect on our business, financial condition, results of operations and cash flows, particularly in the case of a larger acquisition or multiple acquisitions in a short period of time. From time to time, we may enter into negotiations for acquisitions or investments that are not ultimately consummated. Such negotiations could result in significant diversion of management time, as well as out-of-pocket costs.

        The consideration paid in connection with an investment or acquisition also affects our financial results. To the extent we issue shares of capital stock or other rights to purchase capital stock, including options or other rights, existing stockholders may be diluted and earnings per share may decrease. In addition, acquisitions may result in the incurrence of additional debt. For more information on the risks relating to debt, please see "—Risks That Relate to Southern Union—We have substantial debt."

We are subject to operating risks.

        Our operations are subject to all operating hazards and risks incident to handling, storing, transporting and providing customers with natural gas, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in damage to or destruction of our facilities or damage to persons and property. If any of these events were to occur, we could suffer substantial losses. Moreover, as a result, we have been, and likely will be, a defendant in legal proceedings and litigation arising in the ordinary course of our business. Although we maintain insurance coverage, our insurance may not be adequate to protect us from all material expenses related to these risks.

Our charter and bylaws may delay or prevent a transaction that our stockholders would view as favorable.

        Our charter and bylaws, and Delaware law, contain provisions that could have the effect of delaying, deferring or preventing an unsolicited change in control of our company, which may negatively affect the market price of our common stock or the ability of stockholders to participate in a transaction in which they might otherwise receive a premium for their shares over the then current market price. These provisions also may have the effect of preventing changes in our management. These provisions provide that our board of directors be divided into three classes to serve for staggered three-year terms. In addition, our charter authorizes our board of directors to issue up to six million shares of preferred stock without stockholder approval on such terms as our board of directors may determine. The holders of common stock will be subject to, and may be negatively affected by, the right of any preferred stock that may be issued in the future. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control of our company.

A single group of stockholders holds a significant number of our shares.

        George L. Lindemann is our chairman and chief executive officer. On July 20, 2004, members of the Lindemann family beneficially owned approximately 23% of our then outstanding shares of common stock. As a result, the Lindemann family has the ability to exert significant influence over our board of directors and the outcome of all stockholder votes, including votes concerning director elections, charter or by-law amendments, mergers, corporate control contests, stock issuances and other significant corporate transactions. This concentration of ownership could have the effect of making it difficult for a third party to acquire control of our company and may discourage third parties from attempting to do so.

Future sales of our common stock may decrease the market price of our common stock.

        The market price of our common stock could decline as a result of sales of a large number of shares in the market after this offering or market perception that such sales could occur, including sales by members of the Lindemann family. We and our executive officers, directors and Lindemann family stockholders have agreed that, subject to specified exceptions, we and they will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock for a period of 90 days from the date of this offering without the prior consent of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. At any time following the expiration of this 90-day period, these stockholders may sell such shares subject to compliance with applicable federal and state securities laws.

Panhandle's pipeline business is subject to competition.

        Federal and state regulation of natural gas interstate pipelines has changed dramatically in the last two decades and could continue to change over the next several years. These regulatory changes have resulted and will continue to result in increased competition in the pipeline business. In order to meet competitive challenges, Panhandle will need to adapt its marketing strategies, the type of transportation and storage services it offers to its customers and its pricing and rate responses to competitive forces. Panhandle will also need to respond to changes in state regulation in its market area that allow direct sales to all retail end-user customers or, at least, broader customer classes than now allowed. We are not able to predict the financial consequences of these changes at this time, but they could have a material adverse effect on Panhandle's business, financial condition and results of operations.

        FERC policy allows the issuance of certificates authorizing the construction of new interstate pipelines that are competitive with existing pipelines. A number of new pipeline and pipeline expansion projects have been approved or are pending approval by the FERC in order to transport large additional volumes of natural gas to the Midwest from Canada. These pipelines will be able to compete with Panhandle. Increased competition could reduce the volumes of gas transported by Panhandle to its existing markets or force it to lower rates in order to meet competition. This could have a material adverse effect on Panhandle's business, financial condition and results of operations.

The success of the Panhandle pipeline businesses depends, in part, on factors beyond our control.

        Most of the natural gas we will transport and store through Panhandle is owned by third parties. As a result, the volume of natural gas involved in these activities depends on the actions of those third parties and will be beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission and storage rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

  •
  future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

  •
  market price of gas;

  •
  price competition;

  •
  drilling activity and supply availability;

  •
  expiration of significant contracts;

  •
  service area competition; and

  •
  regulatory actions.

Panhandle's success depends on the continued development of additional natural gas reserves in the vicinity of its facilities and its ability to access additional reserves to offset the natural decline from existing wells connected to its systems.

        Revenues generated by Panhandle's transmission contracts depend on the volume of natural gas transported. As the reserves available through the supply basins connected to Panhandle's systems are naturally declining, a decrease in development activities could cause a decrease in the volume of reserves available for transmission. Investments by third parties in the development of new natural gas reserves connected to our facilities depend on energy prices, which in turn are affected by a number of factors, including:

  •
  regional, domestic and international supply and demand;

  •
  availability and adequacy of transportation facilities;

  •
  energy legislation;

  •
  federal and state taxes, if any, on the sale or transportation of natural gas; and

  •
  abundance of supplies of alternative energy sources.

        If there are reductions in the average volume of the natural gas that Panhandle transports, Panhandle's business, results of operations and financial position could be materially adversely affected.

Fluctuations in energy commodity prices could adversely affect Panhandle's business.

        Revenues generated by Panhandle's transmission contracts depend on rates. If natural gas prices in the supply basins connected to Panhandle's pipeline systems are higher than prices in other natural gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted.

Panhandle's pipeline revenues are generated under contracts that must be renegotiated periodically.

        Panhandle's pipeline revenues are generated under natural gas transportation contracts that expire periodically and must be replaced approximately every three years, on average. Although we will actively pursue the renegotiation, extension and/or replacement of these contracts, we cannot assure you that Panhandle will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

        In particular, Panhandle's ability to extend and replace transportation contracts could be harmed by factors we cannot control, including:

  •
  the proposed and actual construction by other companies of additional pipeline capacity in markets served by Panhandle;

  •
  changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

  •
  reduced demand due to higher natural gas prices;

  •
  the availability of alternative energy sources or supply points; and

  •
  the viability of any proposed expansion projects.

        If Panhandle is unable to renew, extend or replace these contracts, or if Panhandle renews them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

Panhandle's pipeline business is dependent on a small number of customers for a significant percentage of its sales.

        During the year ended December 31, 2003, sales to ProLiance Energy, LLC, an unaffiliated local distribution company and gas marketer, accounted for approximately 16% of Panhandle's total combined twelve months' operating revenue, sales to BG LNG Services, a nonaffiliated gas marketer, accounted for approximately 15% of Panhandle's total combined twelve months' operating revenue, and sales to subsidiaries of Panhandle's former parent, CMS Energy Corporation, (primarily Consumers Energy Company), also accounted for approximately 12% of Panhandle's total combined twelve months' operating revenue. No other customer accounted for 10% or more of Panhandle's total combined twelve months' operating revenue during the same period. Aggregate sales to Panhandle's top ten customers accounted for approximately 69% of Panhandle's total combined twelve months' operating revenue during the year ended December 31, 2003. While we believe that Panhandle has strong relationships with all of its significant customers, the loss of one or more significant customers could have a material adverse effect on Panhandle's business, financial condition and results of operations.

The Internal Revenue Service may challenge the like-kind exchange treatment we have taken.

        We have structured the sale of our Texas division to ONEOK, Inc. and our acquisition of Panhandle in a manner intended to qualify as a like-kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended. If like-kind exchange treatment were not to apply to these transactions, most of the gain realized with respect to the sale of the Texas division would be recognized currently. The like-kind exchange rules of the Internal Revenue Code are highly complex and their application to the sale of the Texas division and the Panhandle Acquisition is not entirely clear. If the Internal Revenue Service successfully denies the benefits of Section 1031 to the sale of the Texas division and the Panhandle acquisition, we could be required to pay approximately $90 million of additional income tax (before any interest or penalty) for the 2003 taxable year. Under such circumstances, we expect that we would be entitled over time to additional depreciation deductions with respect to the Panhandle assets as a result of the higher tax basis in such assets that would exist if the benefits of Section 1031 were not available.

Risks That Relate To Our Proposed Acquisition of CrossCountry

We may not be the successful bidder for CrossCountry at the bankruptcy auction.

        CCE Holdings has entered into a Purchase Agreement to acquire the equity interests of CrossCountry from Enron. The U.S. Bankruptcy Court for the Southern District of New York issued an order establishing the Purchase Agreement as the "stalking horse" or baseline bid, in a process in which additional bids are presently being solicited. An auction is scheduled to be held on September 1, 2004. Under this process, other potential acquirers will be afforded the opportunity to submit higher and/or better offers for CrossCountry. It is possible that another buyer may be willing to pay more to acquire CrossCountry than CCE Holdings is willing to pay, in which case our joint venture would not acquire CrossCountry. There can be no assurance that we will be the successful bidder or that we will be able to consummate the CrossCountry acquisition on the terms in the Purchase Agreement or on other terms favorable to us or at all. If we are not the successful bidder, we would be required to expense the costs that we have incurred in connection with our pursuit of the CrossCountry acquisition, which could have a negative effect on our earnings during the relevant period.

Our ability to purchase CrossCountry is subject to our receipt of certain regulatory approvals, and our failure to obtain those approvals could affect our ability to consummate the CrossCountry acquisition and subject us to payment of certain fees.

        The CrossCountry acquisition is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and to our receipt of approval by certain state regulatory bodies. If we and CCE Holdings are unable to obtain all necessary approvals, CCE Holdings may be unable to close the CrossCountry acquisition. If CCE Holdings prevails in submitting the winning bid at the bankruptcy auction on September 1, 2004, CCE Holdings may be obligated to pay Enron $30 million as a break-up fee if it fails to gain clearance under the Hart-Scott-Rodino Antitrust Improvements Act, or alternatively, may be obligated to pay Enron $50 million as a break-up fee if it fails to obtain the required state regulatory approvals. In no event will CCE Holdings be required to pay a break-up fee in excess of $50 million. We would be obligated to fund the payment of the entire amount of any such break-up fee by CCE Holdings. Enron's disposition of CrossCountry is also subject to their receipt of certain consents and regulatory approvals. If Enron fails to obtain such consents and approvals, CCE Holdings may be unable to close the CrossCountry acquisition.

We have limited information concerning CrossCountry and it may have liabilities or obligations that are not adequately reflected in the information we have been able to review.

        Before agreeing to purchase CrossCountry, we reviewed information made available to us by Enron. We have not, however, been able to perform a complete review of the current or past activities of CrossCountry. CrossCountry is a recently formed entity which holds pipeline businesses providing natural gas transportation services through equity investments in several other entities. Although we have reviewed historical financial information for the historical businesses of these entities, historical financial and other information on a stand-alone basis for the combined businesses of CrossCountry is not currently available. The combined businesses of CrossCountry may have incurred contractual, financial, regulatory, environmental, tax or other liabilities that could impact CrossCountry or us in the future that are not currently reflected in the information made available or otherwise known to us. In addition, Enron's bankruptcy has raised questions regarding potential controlled group liability for certain employee benefit plan and tax obligations of Enron. As a result, we may incur unanticipated liabilities, significant one-time write-offs or restructuring charges. Although we will receive limited representations, warranties and indemnities with respect to potential liabilities from Enron, there can be no assurance that Enron will be able to satisfy any claim we may have for a breach of these representations and warranties.

There may be difficulties in transitioning the CrossCountry businesses to CCE Holdings.

        Due to the bankruptcy auction and the uncertainty as to whether CCE Holdings will be the successful bidder, most operational and strategic decisions with respect to CCE Holdings and the CrossCountry businesses have not yet been made and may not yet be fully identified. These decisions, and the transition of the businesses to CCE Holdings, will present significant challenges and risks to our management as well as CrossCountry's management, including the retention of key employees, the successful transition and assimilation of those businesses as well as the identification and implementation of various strategic operational efficiencies.

Risks That Relate To The Offering

Possible volatility in the price of our common stock could negatively affect us and our stockholders.

        The trading price of our common stock may be volatile in response to a number of factors, many of which are beyond our control, including actual or anticipated variations in quarterly financial results, changes in financial estimates by securities analysts and announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments. In addition, our financial results may be below the expectations of securities analysts and investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly.

        From time to time, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Broad market and industry factors may negatively affect the price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of an individual company's securities, securities class action litigation often has been instituted against that company. The institution of similar litigation against us could result in substantial costs and a diversion of our management's attention and resources, which could negatively affect our financial results.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

        Each forward purchaser will have the right to accelerate its forward sale agreement and require us to settle on a date specified by such forward purchaser if (1) in its judgment, it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under its forward sale agreement or it is commercially impracticable to do so, (2) we declare any dividend or distribution on shares of our common stock payable in cash or securities of another company, (3) our board of directors votes to approve a merger of Southern Union or takeover of Southern Union or other similar transaction that would require our stockholders to exchange their shares for cash, securities or other property, or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into the forward sale agreements, our filing for bankruptcy or the delisting of our common stock from the New York Stock Exchange. Such forward purchaser's decision to exercise its right to require us to settle its forward sale agreement will be made irrespective of our need for capital.

        Each forward sale agreement will be physically settled upon the occurrence of an acceleration event, unless we are unable to obtain the regulatory approvals necessary to issue the applicable shares of our common stock. If physical settlement applies, delivery of our shares on any settlement of a forward sale agreement would result in dilution to our earnings per share and return on equity. If we are unable to obtain the required regulatory approvals, net share settlement will apply and the applicable forward purchaser will determine the number of shares of our common stock deliverable by us or the forward purchaser based on an estimate of the net economic equivalent to both parties as if the applicable forward sale agreement had been physically settled.

        The forward sale agreements settle approximately twelve months following the date of this prospectus supplement and may be settled earlier at our option. The forward sale agreements will be net share settled upon settlement, unless we elect cash settlement, or if we have obtained the required regulatory approvals, we can elect physical settlement. In the event of net share settlement or cash settlement, each forward purchaser, or an affiliate, would purchase in secondary market transactions, over a period of up to 120 trading days or more preceding the settlement date, a number of shares of our common stock equal to the number of shares being settled under the applicable forward sale agreement for delivery to stock lenders in order to close out its short position. If the average price of our common stock at which such purchases are made is above the adjusted forward sale price, we would deliver a number of shares of our common stock (if we net share settle) equal to the difference between the number of shares being settled under the applicable forward sale agreement and the number of shares the applicable forward purchaser was able to purchase with the aggregate forward sale price to unwind its hedge position, or (if we cash settle) we would pay the applicable forward purchaser an amount in cash equal to the difference between the aggregate forward sale price and the cost to such forward purchaser, or its affiliate, to unwind its hedge position. The number of shares of our common stock or the amount of cash we owe the applicable forward purchaser could be significant. In addition, the purchases of our common stock by the forward purchasers to unwind their hedge positions could cause the price of our common stock to increase over time, thereby increasing the amount of shares or cash we owe to the forward purchasers.

FORWARD-LOOKING STATEMENTS

        Some statements contained or incorporated by reference into this prospectus supplement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

        These forward-looking statements are based on current expectations, estimates and projections about the industry in which we operate, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Stockholders may review our reports filed in the future with the SEC for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements.

        Factors that could cause actual results to differ, or contribute to actual results differing, materially from such forward-looking statements include, but are not limited to, those described under "Risk Factors" and include the following:

  •
  cost of gas;

  •
  gas sales volumes;

  •
  gas throughput volumes and available sources of natural gas;

  •
  discounting of transportation rates due to competition;

  •
  customer growth;

  •
  abnormal weather conditions in our service territories;

  •
  impact of relations with labor unions of bargaining-unit employees;

  •
  the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings;

  •
  the outcome of pending and future litigation;

  •
  the speed and degree to which competition is introduced to our gas distribution business;

  •
  new legislation and government regulations and proceedings affecting or involving us;

  •
  unanticipated environmental liabilities;

  •
  ability to comply with or to challenge successfully existing or new environmental regulations;

  •
  changes in business strategy and the success of new business ventures, including the risk that businesses acquired and any other investments we make may not be successfully integrated with our business;

  •
  exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers;

  •
  factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints;

  •
  our, or any of our subsidiaries', debt securities ratings;

  •
  the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general;

  •
  inflationary trends;

  •
  changes in gas or other energy market commodity prices and interest rates;

  •
  the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility;

  •
  the possibility of war or terrorist attacks; and

  •
  the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

        These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, forward-looking statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, as well as other factors.

        Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, or, in the case of documents incorporated by reference, the date of those documents.

        Neither we nor the underwriters undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of $    million from the sale of common stock offered by us upon settlement of this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We will not initially receive any proceeds from the sale of shares of common stock by the forward purchasers. We will use the net proceeds that we receive from the sale of our common stock offered by us to pay down our revolving credit facility and the balance of the proceeds, if any, to pay down our term loan. As of July 19, 2004, our revolving credit facility and our term loan had effective interest rates of LIBOR + 75 basis points and LIBOR + 105 basis points, respectively and expiration dates of May 28, 2009 and August 26, 2005, respectively. We have historically used our revolving credit facility, term loan and internally generated funds for our seasonal working capital, continuing construction and maintenance programs and operational requirements.

        We expect to receive proceeds of $            , subject to certain adjustments pursuant to the forward sale agreements, upon settlement of the forward sale agreements, which will be within approximately twelve months of the date of this prospectus supplement. We will use the net proceeds that we receive upon settlement of the forward sale agreements to finance potential acquisitions, including our proposed acquisition of CrossCountry, and for general corporate purposes.

        Although the default settlement method under the forward sale agreements is net share settlement, we have the option to settle physically the forward sale agreements if we obtain the required regulatory approvals to issue additional shares of our common stock. We intend to apply for regulatory approval to issue the full number of shares of our common stock underlying the forward sale agreements following consummation of this offering, but we cannot assure you that we will obtain those required approvals. If we cannot obtain the required regulatory approvals, the forward sale agreements will be net share settled or cash settled at our option and we will not receive the full proceeds described above. Upon cash or net share settlement of the forward sale agreements, we will receive cash or shares of our common stock if the average price of our common stock at which each forward purchaser, or an affiliate, purchases shares of our common stock in secondary market transactions for delivery to stock lenders in order to close out its short position is below the adjusted forward sale price. If such average price is above the adjusted forward price, we will owe the applicable forward purchaser cash or shares of our common stock. For more information, see "Underwriting-Forward Sale Agreements."

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the New York Stock Exchange under the symbol "SUG." The following table sets forth the high and low sale prices, as reported on the New York Stock Exchange. As of July 20, 2004, there were 73,159,164 shares of our common stock outstanding.

	Common Stock
Fiscal Year:
	High	Low
2002:
First Quarter	$21.93	$15.88
Second Quarter	$20.31	$15.06
Third Quarter	$18.31	$15.06
Fourth Quarter	$18.00	$13.44
2003:
First Quarter	$16.25	$9.71
Second Quarter	$16.18	$9.67
Third Quarter	$16.40	$11.50
Fourth Quarter	$17.00	$11.53
2004:
First Quarter	$17.85	$14.80
Second Quarter	$18.71	$16.67
Third Quarter	$19.75	$17.75
Fourth Quarter	$21.35	$18.88
2005:
First Quarter (through July 20, 2004)	$21.50	$20.68

Stockholders

        On July 20, 2004, the last reported sale price of our common stock on the NYSE was $21.29. As of July 20, 2004, there were approximately 6,949 holders of record of our common stock.

Dividend policy

        Since 1994, we have distributed an annual stock dividend of 5% and have not paid a cash dividend.

CAPITALIZATION

        The following table sets forth our capitalization at March 31, 2004:

  •
  on an actual basis; and

  •
  as adjusted to give effect to our receipt of the estimated net proceeds from the sale of shares of common stock offered by us upon settlement of this offering (based on the closing price of our common stock set forth on the cover page of this prospectus supplement), but excluding any effect from settlement of the forward sale agreements, as this could occur up to approximately twelve months from the date of this prospectus supplement.

        You should read the information in this table along with the financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
	(in millions)
Common stockholders' equity	$1,246	$1,344
Total debt and capital lease obligations	2,364	2,266

Total capitalization including short-term debt	$3,610	$3,610

BUSINESS

        The following discussion highlights certain important facts regarding us, our divisions and our subsidiaries and does not contain all of the information that may be important to you. We encourage you to read the documents referred to in the accompanying prospectus under "Where You Can Find More Information," which contain more complete descriptions of us and our business.

Overview

        Southern Union Company is engaged primarily in the transportation and distribution of natural gas. Through our wholly owned subsidiary Panhandle, we own and operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. Through our local distribution companies, we also serve approximately one million natural gas end-user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island. In addition, we own and operate Trunkline LNG—one of North America's largest liquefied natural gas import terminals based on a sustainable send out capacity of .63 bcf per day. We refer to the pipeline businesses of Panhandle as the "interstate transmission and storage operations" and we refer to the business of our local distribution companies as the "gas distribution business."

Interstate Transmission And Storage Operations

        Our interstate transmission and storage operations are conducted through Panhandle. Panhandle and its subsidiaries, Trunkline Gas Company and Sea Robin Pipeline Company, operate a large natural gas pipeline network consisting of more than 10,000 miles of pipeline. Panhandle's natural gas transmission system consists of four large diameter pipelines extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through the states of Missouri, Illinois, Indiana and Ohio and into Michigan. Trunkline Gas Company's transmission system consists of two large diameter pipelines, which extend approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through the states of Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border. Sea Robin Pipeline Company's transmission system, which extends approximately 81 miles into the Gulf of Mexico, consists of two offshore Louisiana natural gas supply systems.

        Panhandle has approximately 87 bcf of total storage available for use in connection with its gas transmission systems. Panhandle owns and operates 47 compressor stations. It also has five gas storage fields located in Illinois, Kansas, Louisiana, Michigan and Oklahoma with a combined maximum working storage capacity of 72 bcf. Panhandle also has contracts with third parties that provide for approximately 15 bcf of storage. A significant portion of Panhandle's revenue comes from reservation fees related to long-term service agreements with local distribution companies and their affiliates. Panhandle also provides firm transportation services under contract to gas marketers, producers, other pipelines, electric power generators and a variety of other end-users. In addition, the pipelines offer both firm and interruptible transportation to customers on a short-term or seasonal basis. Demand for gas transmission on Panhandle's pipeline systems is somewhat seasonal, with the highest throughput and a higher portion of revenues occurring during the colder period in the first and fourth calendar quarters.

        We acquired Panhandle in June 2003. We believe that the integration of Panhandle has allowed us to develop a stronger organizational platform from which to maximize the value of potential future acquisitions. Additionally, as natural gas increasingly becomes the fuel of choice for home heating, power generation and commercial energy consumption, the U.S. Department of Energy projects that natural gas consumption in the United States will grow by approximately 50% by 2020. We believe that satisfying this demand will require further development of our nation's natural gas infrastructure system, including the expansion of the current domestic natural gas pipeline transmission capacity. We believe this will translate into growth opportunities for Panhandle as a transporter of natural gas and are trying to capitalize on these opportunities through various projects, including seeking approval from the FERC for incremental expansion of Trunkline LNG's Lake Charles facility.

        Since our acquisition of Panhandle, as of March 31, 2004, we believe we have realized significant savings from the integration of Panhandle. Consistent with our philosophy of running a lean organization without sacrificing safety or reliability of service, we achieved a targeted work-force reduction throughout Panhandle. The major portion of this reduction was in the back-office area and its success was due in large part to synergies the Panhandle acquisition created across all of our business units. We also separated Panhandle from a shared information technology infrastructure with its former parent in the financial, human resource, payroll and accounts payable areas within a three-month timeframe producing significant savings in software licensing and support costs. We expect to continue to achieve savings over the next several years from the consolidation of duplicative administrative functions and information systems, including accounts payable, purchasing, payroll, communications, accounting and information technology support.

LNG Operations

        Through Panhandle's subsidiary, Trunkline LNG Company, LLC ("Trunkline LNG"), we own and operate a liquefied natural gas terminal in Lake Charles, Louisiana, which is one of the largest operating LNG facilities in North America, based on its sustainable send out capacity of approximately .63 bcf per day. Natural gas can be converted into a liquid form by means of a process involving chilling and pressurization. A quantity of liquid natural gas consumes only one-six hundredth the storage space as the same quantity in the gaseous state, making it cost efficient to transport LNG in ocean tankers.

        LNG terminals provide for the regasification of LNG that is delivered to the terminal by ship. Regasification is the process whereby liquefied natural gas is vaporized and returned to its gaseous state. The vaporized natural gas is then compressed to pipeline pressure and delivered into the interstate pipeline system. Through a two-phase expansion plan, we intend effectively to triple Trunkline LNG's send out capacity to approximately 1.8 bcf per day with a peak send out capacity of 2.1 bcf per day. Additionally, we have plans to increase above ground storage capacity at the terminal from 6.3 bcf to 9.0 bcf. The Phase I expansion has been approved by the FERC and construction is underway. The Phase II expansion is subject to approval by the FERC. The Phase I expansion will come on-line at the end of calendar 2005 while the Phase II expansion will come on-line shortly thereafter.

Gas Distribution Operations

        Our gas distribution operations include the following three operating divisions:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett). Missouri Gas Energy has 7,954 miles of mains, 4,877 miles of service lines and 47 miles of transmission lines.

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  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts). New England has 3,635 miles of mains and 3,042 miles of service lines.

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport). PG Energy has 2,504 miles of mains, 1,502 miles of service lines and 29 miles of transmission lines.

        We acquired our New England operations in September 2000 and our Pennsylvania operations in November 1999. Our New England and Pennsylvania operations provide us with a strong presence in the northeastern market and greater geographic and weather diversity in our service areas.

Other Operations

        We established our non-regulated subsidiaries to support and expand natural gas sales and other energy sales and to capitalize on our energy expertise. The non-regulated subsidiaries include: PEI Power Corporation, an exempt wholesale generator which generates and sells electricity provided by two power plants; Fall River Gas Appliance Company, Inc., which rents water heaters and conversion burners (primarily for residential use); Valley Appliance and Merchandising Company, which rents natural gas burning appliances and offers appliance service contract programs to residential customers; and PG Energy Services, Inc., which offers the inspection, maintenance and servicing of residential and small commercial gas-fired equipment. Taken together, these businesses account for less than 1% of Southern Union's revenues.

Competitive Strengths

        We believe our competitive strengths include the following:

        Demonstrated ability to manage successfully businesses that operate in a regulated environment.    Our regulated operations provide steady cash flows and an attractive, geographically diverse business profile. Within our gas distribution operations, 52.1% of our customers are located in Missouri while 31.2% and 16.7% of our customers are located in New England and Pennsylvania, respectively. Further, we have been successful in obtaining rate increases for our operating divisions within our utility operations. On July 5, 2001, the MPSC issued an order approving a unanimous settlement of Missouri Gas Energy's rate request for approximately an annual $9.9 million base rate increase, as well as approximately $1.1 million in added revenue from new and revised service charges. In December 2000, the PPUC approved a settlement agreement that provided for a rate increase designed to produce approximately $1.1 million of additional annual revenue.

        Disciplined pursuit of acquisition opportunities which are focused within the natural gas transmission, storage and distribution sectors.    We have actively managed our portfolio of business with the goal of maximizing stockholder value, most recently through the successful purchase of Panhandle. If consistent with the pursuit of our overall goals, we will continue to seek acquisition opportunities within the regulated natural gas industry, including our ongoing pursuit of CrossCountry.

        Demonstrated ability to integrate acquired operations and to achieve efficiencies.    We have a proven track record of operational integration and improvement of our acquisitions. Our operating divisions have each produced consistent improvements in various key financial and operational metrics after acquisition. Following the Panhandle acquisition, as of March 31, 2004, we believe we were able to significantly reduce operations and management expense for Southern Union and Panhandle and we expect to continue to achieve additional cost savings. Following the acquisition of our New England operations in 2000, we were able to reduce operations and maintenance expenditures for New England Gas Company by 8%, or from $85 million to $78 million, during the first two years of ownership. Our acquisition of PG Energy resulted in operations and maintenance reductions of 21%, or from $37 million to $29 million, during the first two years of ownership. Our acquisition of Missouri Gas Energy resulted in operations and maintenance reductions of 28% or from $76 million to $55 million in the first two years of ownership.

UNDERWRITING

        In this offering, we are selling 4,800,000 shares of our common stock and the forward purchasers are, at our request, borrowing and selling 6,200,000 shares of our common stock in connection with the execution of the forward sale agreements between us and the forward purchasers. J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, dated July            , 2004, among us, the forward purchasers and the underwriters, we and the forward purchasers have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us and the forward purchasers, the number of shares listed opposite their names below.

Underwriter	Number of Shares
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
Calyon Securities (USA) Inc.
Jefferies & Company, Inc.
Gilford Securities Incorporated
Howard Weil Incorporated
A.G. Edwards & Sons, Inc.
Janney Montgomery Scott LLC
KBC Financial Products USA Inc.
PNC Capital Markets, Inc.
Wells Fargo Securities, LLC

Total	11,000,000

        The underwriters have agreed to purchase all of the shares of our common stock to be sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Forward Sale Agreements

        We have entered into forward sale agreements on the date of this prospectus supplement with affiliates of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as forward purchasers, relating to an aggregate of 6,200,000 shares of our common stock. In connection with the execution of the forward sale agreements and at our request, J.P. Morgan Securities Inc. is borrowing and selling in this offering 3,100,000 shares of our common stock and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is borrowing and selling 3,100,000 shares of our common stock.

        Prior to settlement under the forward sale agreements, the forward purchasers or other affiliates of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will hold the aggregate net proceeds from the sale of the borrowed shares of our common stock sold in this offering. We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we are able to obtain the required regulatory approvals to issue the number of shares underlying the forward sale agreements and physically settle the forward sale agreements. See "Use of Proceeds."

        The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion within approximately twelve months of the date of this prospectus supplement at a forward sale price, which will initially be $            per share, which is the public offering price of our shares of common stock less the underwriting discount. The forward sale agreements provide that the initial forward sale price will be subject to increase based on a floating interest factor equal to the federal funds rate, less a spread.

        Before the issuance of our common stock upon settlement of the forward sale agreements, the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreements over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price, which is initially $                      (equal to the per share proceeds, before expenses, to Southern Union, as set forth in the table on the cover of this prospectus supplement), subject to increase based on a floating interest factor equal to the federal funds rate, less a spread.

        The forward sale agreements will be net share settled upon settlement, unless we elect cash settlement, or if we have obtained the required regulatory approvals, we can elect physical settlement. In the event of net share settlement or cash settlement, each forward purchaser, or an affiliate, would purchase in secondary market transactions, over a period of up to 120 trading days or more preceding any settlement date, a number of shares of our common stock equal to the number of shares being settled under the applicable forward sale agreement for delivery to stock lenders in order to close out its short position. If the average price of our common stock at which such purchases are made is above the adjusted forward sale price, we would deliver a number of shares of our common stock (if we net share settle) equal to the difference between the number of shares being settled under the applicable forward sale agreement and the number of shares the applicable forward purchaser was able to purchase with the aggregate forward sale price to unwind its hedge position, or (if we cash settle) we would pay the applicable forward purchaser an amount in cash equal to the difference between the aggregate forward sale price and the cost to such forward purchaser, or its affiliate, to unwind its hedge position. If the average price of our common stock at which such purchases are made is below the adjusted forward sale price, the applicable forward purchaser would owe us shares of our common stock or cash.

        Each forward purchaser will have the right to accelerate its forward sale agreement and require us to settle on a date specified by such forward purchaser if (1) in its judgment, it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under its forward sale agreement or it is commercially impracticable to do so, (2) we declare any dividend or distribution on shares of our common stock payable in cash or securities of another company, (3) our board of directors votes to approve a merger of Southern Union or takeover of Southern Union or other similar transaction that would require our stockholders to exchange their shares for cash, securities or other property, or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into the forward sale agreements, our filing for bankruptcy or the delisting of our common stock from the New York Stock Exchange. Such forward purchaser's decision to exercise its right to require us to settle its forward sale agreement will be made irrespective of our need for capital.

        Each forward sale agreement will be physically settled upon the occurrence of an acceleration event, unless we are unable to obtain the regulatory approvals necessary to issue the applicable shares of our common stock. If physical settlement applies, delivery of our shares on any settlement of a forward sale agreement would result in dilution to our earnings per share and return on equity. If we are unable to obtain the required regulatory approvals, net share settlement will apply and the applicable forward purchaser will determine the number of shares of our common stock deliverable by us or such forward purchaser based on an estimate of the net economic equivalent to both parties as if the applicable forward sale agreement had been physically settled.

Commissions and Discounts

        The representatives have advised us and the forward purchasers that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $            per share to other dealers. After the offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. This information assumes (1) either no exercise or full exercise by the underwriters of their overallotment option and (2) that the forward sale agreements are settled based upon the aggregate initial forward sale price and by the delivery of shares of our common stock. We expect to receive proceeds of $            , net of the underwriting discount and offering expenses, subject to certain adjustments as described above, upon settlement of the forward sale agreements, which will be within approximately twelve months of the date of this prospectus supplement. Although the default settlement method under the forward sale agreements is net share settlement, we have the option to settle physically the forward sale agreements if we obtain the required regulatory approvals to issue additional shares of our common stock. We intend to apply for regulatory approval to issue the full number of shares of our common stock underlying the forward sale agreements following consummation of this offering, but we cannot assure you that we will obtain those required approvals. If we cannot obtain the required regulatory approvals, the forward sale agreements will be net share settled or cash settled at our option and we will not receive the full proceeds shown below.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to Southern Union	$	$	$

        The expenses of the offering, not including the underwriting discount, are estimated to be $1,000,000. We will pay all of the expenses of the offering.

Overallotment Option

        The forward purchasers have granted an option to the underwriters to purchase up to an additional 1,650,000 shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sale of Similar Securities

        We, our executive officers and directors and Lindemann family stockholders have agreed not to sell or transfer any shares of common stock for 90 days after the date of this prospectus supplement, with limited exceptions, without first obtaining the written consent of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other individuals have agreed not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any shares of common stock;

  •
  sell any option or contract to purchase any shares of common stock;

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  purchase any option or contract to sell any shares of common stock;

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  grant any option, right or warrant for the sale of any shares of common stock;

  •
  lend or otherwise dispose of or transfer any shares of common stock;

  •
  request or demand that we file a registration statement related to any shares of common stock; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lockup provision applies to shares of common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of common stock. It also applies to shares of common stock owned now or to shares of common stock acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The restrictions described above do not apply to:

  •
  the sale of common stock by us to the underwriters under the underwriting agreement;

  •
  the sale of common stock by us to the forward purchasers under the forward sale agreements;

  •
  common stock issued by us upon the exercise of options or warrants outstanding on the date of this prospectus supplement; and

  •
  common stock or options issued by us in respect of employee benefit plans.

Electronic Distributions

        Merrill Lynch, Pierce, Fenner & Smith Incorporated will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement is available on the Internet website maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Other than this prospectus supplement in electronic format, the information on the Merrill Lynch, Pierce, Fenner & Smith Incorporated website is not a part of this prospectus supplement.

Price Stabilization and Short Positions

        Until the distribution of the common stock is completed, SEC rules may limit the ability of the underwriters to bid for or purchase our common stock. The underwriters, however, may engage in transactions that stabilize the price of our common stock, such as bids or purchases that peg, fix or maintain that price. The underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover the positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase the shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover syndicate short positions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that would otherwise exist in the open market.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If, however, all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

No Public Offering Outside The United States

        No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Delivery of Common Stock

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Relationships

        The underwriters and certain of their affiliates have performed investment banking, advisory, general financing and commercial banking services for us and our subsidiaries from time to time for which they have received customary fees and expenses. Currently, affiliates of J.P. Morgan Securities Inc. and Merrill Lynch,

Pierce, Fenner & Smith Incorporated, joint book-running managers for this offering, are lenders under our revolving credit facilities. The underwriters may, from time to time in the future, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business. As discussed above, affiliates of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have also entered into forward sale agreements as described above under "—Forward Sale Agreements." Affiliates of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have provided financing commitments to Southern Union and CCE Holdings in connection with the proposed CrossCountry acquisition. In addition, J.P. Morgan Securities Inc. is serving as financial advisor to Southern Union in connection with the proposed CrossCountry acquisition.

        Because it is expected that more than 10% of the net proceeds of this offering may be paid to affiliates of some of the underwriters, the offering is being conducted in accordance with Rule 2710(c)(8) and Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

LEGAL MATTERS

        Certain legal matters with respect to this offering of our common stock will be passed on for us by Fleischman and Walsh, L.L.P., Washington, D.C., and for the underwriters by Davis Polk & Wardwell, New York, New York. Attorneys of Fleischman and Walsh, L.L.P. beneficially own shares of common stock that, in the aggregate, represent less than 2% of the outstanding shares of common stock of Southern Union.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Panhandle Eastern Pipe Line Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 appearing in Southern Union Company's Current Report on Form 8-K dated July 21, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that we have previously filed with the SEC (other than those documents furnished to the SEC under Items 9 and 12 of Form 8-K). They contain important information about Southern Union and its financial condition.

SEC Filings (File No. 1-6407)	Date Filed
Annual Report on Form 10-K for the fiscal year ended June 30, 2003	September 29, 2003
Current Report on Form 8-K	September 29, 2003
Current Report on Form 8-K	September 30, 2003
Current Report on Form 8-K	October 8, 2003
Current Report on Form 8-K	October 8, 2003
Proxy Statement Relating to the Annual Meeting of Stockholders to be held November 4, 2003	October 8, 2003
Quarterly Report on Form 10-Q for the period ended September 30, 2003	November 14, 2003
Quarterly Report on Form 10-Q for the period ended December 31, 2003	February 17, 2004
Amended Quarterly Report on Form 10-Q for the period ended September 30, 2003	May 7, 2004
Amended Quarterly Report on Form 10-Q for the period ended December 31, 2003	May 7, 2004
Quarterly Report on Form 10-Q for the period ended March 31, 2004	May 14, 2004
Current Report on Form 8-K	June 23, 2004
Current Report on Form 8-K	June 25, 2004
Current Report on Form 8-K (Panhandle Financials)	July 21, 2004

PROSPECTUS

$1,000,000,000

SOUTHERN UNION COMPANY

Debt Securities, Common Stock, Preferred Stock, Guarantees,
Warrants to Purchase Debt Securities, Common Stock and Preferred Stock,
Securities Purchase Contracts, Securities Purchase Units and Depositary Shares

SOUTHERN UNION FINANCING II
SOUTHERN UNION FINANCING III
Trust Preferred Securities Guaranteed by Southern Union Company
* * * * *

        We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

Southern Union Company

        Southern Union Company may offer and sell the following securities:

  •
  debt securities;

  •
  common stock;

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  preferred stock;

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  guarantees of trust preferred securities;

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  warrants to purchase debt securities, common stock and preferred stock;

  •
  securities purchase contracts and securities purchase units; and

  •
  depositary shares.

The Southern Union Company Trusts

        Southern Union Financing II and Southern Union Financing III may offer and sell trust preferred securities guaranteed by Southern Union Company.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 30, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission or the "SEC." By using a shelf registration statement, we may sell up to $1,000,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and the documents that we incorporate by reference that constitute forward-looking statements that are based on current expectations, estimates and projections about the industry in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside the Company's control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to put undue reliance on such forward-looking statements. Stockholders may review the Company's reports filed in the future with the Securities and Exchange Commission for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements.

        Factors that could cause or contribute to actual results differing materially from such forward-looking statements include the following: cost of gas; gas sales volumes; weather conditions in the Company's service territories; the achievement of operating efficiencies and the purchases and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief; the outcome of pending and future litigation; governmental regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; changes in business strategy; the risk that the businesses acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union; the impairment or sale of investment securities; and the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

        Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

        We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        In addition, Southern Union files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, and you may also obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Southern Union, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Southern Union at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that Southern Union has previously filed with the SEC. They contain important information about Southern Union and its financial condition.

SEC FILINGS
Southern Union Company (File No. 1-6407)	Date Filed
Annual Report on Form 10-K for the fiscal year ended June 30, 2003	September 29, 2003
Current Report on Form 8-K	September 29, 2003
Current Report on Form 8-K	September 30, 2003
Current Report on Form 8-K	October 8, 2003
Current Report on Form 8-K	October 8, 2003
Proxy Statement Relating to the Annual Meeting of Shareholders to be held November 4, 2003	October 8, 2003
Current Report on Form 8-K	October 29, 2003
Quarterly Report on Form 10-Q for the period ended September 30, 2003	November 14, 2003
Current Report on Form 8-K	February 4, 2004
Quarterly Report on Form 10-Q for the period ended December 31, 2003	February 17, 2004
Amended Quarterly Report on Form 10-Q for the period ended September 30, 2003	May 7, 2004
Amended Quarterly Report on Form 10-Q for the period ended December 31, 2003	May 7, 2004
Quarterly Report on Form 10-Q for the period ended March 31, 2004	May 14, 2004
Current Report on Form 8-K	June 23, 2004
Current Report on Form 8-K	June 25, 2004
Amended Annual Report on Form 10-K for the fiscal year ended June 30, 2003	June 28, 2004

        We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus until the termination of the offering of the securities offered by this prospectus. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibits are specifically incorporated by reference in such document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Attention: John F. Walsh
Director of Investor Relations
Southern Union Company
One PEI Center
Wilkes-Barre, Pennsylvania 18711
Telephone No.: (570) 829-8600

        Separate financial statements of the trusts have not been included in this prospectus. Southern Union and the trusts do not consider such financial statements to be helpful because:

  •
  Southern Union beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trusts (other than the beneficial interests represented by any trust preferred securities issued and sold). See "The Trusts," "Description of Securities—Trust Preferred Securities" and "Trust Guarantees."

  •
  Southern Union will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are in the same position with regard to assets of Southern Union as a holder of the subordinated debt securities to be issued by Southern Union.

  •
  In future filings under the Securities Exchange Act of 1934, an audited footnote to Southern Union's annual financial statements will state that all common securities issued by the trusts are owned by Southern Union, that the sole assets of the trusts are the subordinated debt securities of Southern Union having a specified total principal amount and that, considered together, Southern Union's obligations under the subordinated debt securities and the related agreements, including the guarantees, constitute a full and unconditional guarantee by Southern Union of the trusts' obligations under the trust preferred securities.

  •
  Each trust is a special purpose entity, has not engaged in any activity since its creation, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "The Trusts."

SOUTHERN UNION COMPANY

        Southern Union Company (Southern Union and together with its subsidiaries, the Company) was incorporated under the laws of the State of Delaware in 1932. The Company is primarily engaged in the transportation, storage and distribution of natural gas in the United States. The Company's local natural gas distribution operations are conducted through its three regulated utility divisions:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett), and having 7,954 miles of mains, 4,877 miles of service lines and 47 miles of transmission lines;

  •
  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts), and having 3,635 miles of mains and 3,042 miles of service lines; and

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport), and having 2,504 miles of mains, 1,502 miles of service lines and 29 miles of transmission lines.

        Southern Union's interstate natural gas transportation and storage operations are conducted through it wholly owned subsidiary:

  •
  Panhandle Eastern Pipe Line Company, LLC and its subsidiaries (hereafter collectively referred to as Panhandle Energy), operate a large natural gas pipeline network, consisting of more than 10,000 miles of pipeline and a liquefied natural gas (LNG) regasification plant. The pipeline network provides approximately 500 customers in the Midwest and Southwest with a comprehensive array of transportation and storage services. Panhandle Energy was acquired by Southern Union on June 11, 2003.

        Southern Union also owns and operates various smaller energy-related operations established to support and expand natural gas sales and other energy sales.

        Southern Union's strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of this strategy include:

  •
  Focusing each of our operating units on meeting its allowable rate of return. We will continue to focus each of our operating units on meeting its allowable rate of return by managing operating costs and capital spending, without sacrificing customer safety or quality of service. Further, when appropriate, we will continue to seek rate increases within each of our operating units.

  •
  Maintaining an investment grade rating and credit profile. We will continue to seek to enhance our credit profile through increased diversification of regulated cash flow and earnings sources and seek to reduce over time our ratio of total debt to total capitalization to strengthen our balance sheet. The acquisition of Panhandle in June 2003 assisted in diversifying our regulated cash flow and earnings sources.

  •
  Expansion through development of our existing businesses. Although our existing businesses are subject to limited customer growth, we will continue to pursue other growth opportunities to expand our customer base which may include the expansion of Panhandle's LNG facility and the promotion of non-winter demand such as gas-fired co-generation and other off-peak processes.

        Southern Union's corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where its telephone number is (570) 820-2400.

THE TRUSTS

        Southern Union Financing II and Southern Union Financing III are each a statutory business trust created under Delaware law through the execution of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on March 28, 1995. At the time of public issuance of trust preferred securities by a trust, the related trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. The amended and restated trust agreement is referred to as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

  •
  issuing and selling to the public the trust preferred securities, representing undivided beneficial interests in the assets of the trust;

  •
  issuing and selling to Southern Union common securities, representing undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds from the sale of the trust preferred securities and the common securities in subordinated debt securities issued by Southern Union;

  •
  distributing the cash payments it receives from the subordinated debt securities owned by it to the holders of the trust preferred securities and the common securities; and

  •
  engaging in those other activities necessary or incidental to these purposes.

        Each trust has a term of approximately 55 years from formation, but may terminate earlier as provided in the trust agreement.

        The proceeds from the offering and the sale of the common securities and the trust preferred securities will be used by each trust to purchase from Southern Union subordinated debt securities in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The subordinated debt securities will bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and will have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debt securities will rank subordinate in right of payment to all of Southern Union's senior indebtedness (as defined herein). Distributions on the common securities and the trust preferred securities issued by a trust may not be made unless the trust receives corresponding interest payments from Southern Union on the subordinated debt securities held by it. Southern Union will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Southern Union. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), each trust may be liquidated and the holders of the common securities and trust preferred securities could receive subordinated debt securities in lieu of any liquidating cash distribution.

        All of the trust common securities will be owned by Southern Union. Southern Union will, directly or indirectly, in connection with an offering of trust preferred securities by a trust, purchase common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust.

        Each trust initially will have four trustees. Two of the trustees will be persons who are employees or officers of or who are affiliated with Southern Union and will be referred to as the administrative trustees. The third trustee will be a financial institution that is unaffiliated with Southern Union, which trustee will serve as property trustee under the applicable trust agreement and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Wilmington Trust Company will be the property trustee until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as the Delaware trustee, the fourth trustee, for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as guarantee trustee under each trust guarantee. See "Description of the Trust Guarantees."

        The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will have the power to exercise all rights, powers and privileges under the applicable indenture as the holder of the subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of the distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities.

        Southern Union, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Southern Union will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be administrative trustees. Southern Union will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

        The office of the Delaware trustee for each trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The address for each trust is c/o Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, telephone (570) 820-2400.

USE OF PROCEEDS

        The net proceeds received by Southern Union from the issuance of the offered securities will be used for general corporate purposes, including:

  •
  repurchases of outstanding debt securities;

  •
  repayment of other borrowings, including short-term borrowings under bank credit agreements; and

  •
  as otherwise disclosed in any supplement to this prospectus.

        The proceeds received by each of the trusts from the sale of its trust preferred securities and common securities will be invested in subordinated debt securities issued by Southern Union and Southern Union in turn will use the proceeds from the issuance of subordinated debt securities for the purposes stated above.

        The prospectus supplement for a particular offering will provide a more detailed description of the use of the net proceeds from such offering. Southern Union may invest any funds it does not require immediately in marketable securities and short-term investments.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDEND REQUIREMENTS

        The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividend requirements on an historical basis for each of the five years in the period ended June 30, 2003, and for the nine-month period ended March 31, 2004. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

		Year Ended June 30,
	Nine Months Ended March 31, 2004
		2003	2002	2001	2000		1999
Ratio of Earnings to Fixed Charges	2.53	1.72	1.05	1.61	—	*	—	*

*
The earnings were inadequate to cover fixed charges by approximately $12.4 million and $13.5 million for the years ended June 30, 2000 and 1999, respectively. In accordance with generally accepted accounting principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the years ended June 30, 2000 and 1999. All outstanding debt of Southern Union Company and subsidiaries, but for Panhandle Energy, is maintained at the corporate level.

DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of senior debt securities by Southern Union (the "senior indenture");

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of subordinated debt securities by Southern Union (the "subordinated indenture");

  •
  the Declaration of each trust; and

  •
  Southern Union's guarantee of the trust preferred securities issued by each trust.

        Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF DEBT SECURITIES

        Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Southern Union may offer by this prospectus. The debt securities may be issued as either senior debt securities or subordinated debt securities.

        The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

        Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. Whenever we refer to defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. Keep in mind that it is the indentures and not this summary that defines your rights. There may be other provisions which also are important to you. Each indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

General

        Southern Union may issue an unlimited amount of debt securities under the indentures in one or more series. The Company is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southern Union will be unsecured obligations of the Company.

        Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of Southern Union or in one or more officers' certificates of Southern Union pursuant to a supplemental indenture or a board resolution, both of which will be made publicly available in a filing we will make with the SEC with respect to any offering of debt securities. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

  •
  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities—any optional redemption periods;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  any conversion privileges, and the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

  •
  restrictions on the declaration of dividends on our capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  any other terms of the debt securities.

Ranking

        The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, except that the senior debt securities will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to the senior debt securities. We have outstanding debt securities which are secured by mortgages on assets in our PG Energy and New England divisions. As a result, those securities have priority with respect to those mortgaged assets. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to our prior payment in full of our senior debt, to the extent and in the manner set forth under the caption "—Subordination" below and as may be set forth in a prospectus supplement from time to time. The debt securities are obligations of Southern Union exclusively, and are not the obligations of any of our subsidiaries.

Denominations

        The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or bearer form of $5,000 each, or global form.

Covenants

        Under the indentures, we will:

  •
  pay the principal of, and interest and any premium on, the debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

        The indenture provides that we will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless:

  •
  either we are the continuing corporation or such corporation or entity assumes by supplemental indenture all of our obligations under the debt securities and their respective indentures;

  •
  no default or event of default is existing immediately after the transaction; and

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia.

Liens

        Pursuant to the indenture, we will not, and we will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by us or any of our subsidiaries, and we will not permit any of our subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless:

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

        These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that we have created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

        The indentures also provide that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transaction, unless:

  (1)
  the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

  (2)
  we or any of our subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to the repayment, redemption or retirement of our funded debt or funded debt of any such subsidiary; or

  (3)
  the Attributable Debt (as defined below under "Terms Described in the Indenture") from such sale-leaseback transaction, together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (1) and (2) above does not exceed 20% of our Consolidated Net Tangible Assets (as defined below under "Terms Described in the Indenture" below).

Events of Default

        The indentures provide that any one of the following events is an event of default:

  •
  failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;

  •
  failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% of the outstanding debt securities of that series;

  •
  cross-acceleration of our other debt in excess of 10% of our consolidated net worth;

  •
  events in any bankruptcy, insolvency or reorganization of our company;

  •
  any other event of default listed in the indenture for debt securities of that series.

        We are required to file annually with the trustee an officer's certificate as to our compliance with all conditions and covenants under the indenture. The indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

        If an event of default, other than events with respect to our bankruptcy, insolvency and reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders' request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons, waive any past default under the indenture with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

        We and the trustees may modify and amend the indentures with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change our obligation to pay additional amounts in respect of any debt security of such series;

  •
  reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

  •
  adversely affect any right of repayment at the option of the holder of any debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

  •
  reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        We and the trustees may modify and amend the indentures without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to us as obligor under an indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indentures but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  secure the debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indentures by more than one trustee; and

  •
  to change the indentures with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or inconsistency in the indentures, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indentures. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indentures at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provide may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indentures.

Defeasance

        We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

        Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

        While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Terms Described in the Indentures

        Attributable Debt means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attributable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of:

  •
  the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and

  •
  the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        Consolidated Net Tangible Assets means the total amount of our assets and those of our consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting:

  •
  all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed) and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

        Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

        The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the indenture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of debt securities, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities.

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Subordination

        Unless indicated differently in a prospectus supplement, Southern Union's subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of its senior debt. This means that, upon:

  (a)
  any distribution of the assets of Southern Union upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

  (b)
  acceleration of the maturity of the subordinated debt securities; or

  (c)
  a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

  (d)
  acceleration of the maturity of any senior debt as a result of a default, the holders of all of Southern Union's senior debt will be entitled to receive:

  •
  in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt;

  •
  and in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

  before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

        "Senior debt" means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed;

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

        Due to the subordination, if assets of Southern Union are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.

        The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantee do not limit Southern Union's ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities and trust preferred securities guarantees. Southern Union expects that it will incur substantial additional amounts of indebtedness in the future.

Conversion Rights

        The terms and conditions of any series of debt securities being offered that are convertible into common stock of Southern Union will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Governing Law

        Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SOUTHERN UNION'S COMMON STOCK AND PREFERRED STOCK

        Unless indicated differently in a prospectus supplement, this section describes the terms of Southern Union's common stock and preferred stock. The following description of Southern Union's common stock and preferred stock is only a summary. The description of Southern Union's preferred stock is qualified in its entirety by reference to the certificate of incorporation and bylaws of Southern Union. Keep in mind that it is the certificate of incorporation and the bylaws that will define your rights as a holder of either Southern Union common stock or Southern Union preferred stock. Therefore, you should read carefully the more detailed provisions of Southern Union's restated certificate of incorporation, as amended, and Southern Union's bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        The authorized capital stock of Southern Union consists of (1) 200,000,000 shares of Southern Union common stock, par value $1 per share, and (2) 6,000,000 shares of preferred stock, no par value. As of December 31, 2003, there were 72,965,504 issued and outstanding shares of Southern Union common stock and 920,000 shares of Southern Union preferred stock issued and outstanding. No other classes of capital stock are authorized under the Southern Union restated certificate of incorporation, as amended. The issued and outstanding shares of Southern Union common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

SOUTHERN UNION COMMON STOCK

        Except with respect to the election of directors, the holders of Southern Union common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At all elections of directors of Southern Union, the holders of Southern Union common stock is entitled to that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single nominee or distribute them among the nominees as such stockholder deems appropriate.

        The holders of Southern Union common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available therefore, subject to any preferential dividend rights of outstanding shares of Southern Union preferred stock.

        Subject to the rights of holders of Southern Union cumulative preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of Southern Union common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

        Holders of Southern Union common stock have no preemptive, subscription, redemption or conversion rights.

Other Considerations Relating to Southern Union Common Stock

        In September of 2000, Southern Union completed its acquisition of Fall River Gas and ProvEnergy. Southern Union is a Delaware corporation. As discussed above, the rights of a holder of Southern Union's restated certificate of incorporation are presently governed by Southern Union's restated certificate of incorporation and by bylaws and the Delaware General Corporation Law ("DGCL"). In effecting the merger with Fall River Gas and ProvEnergy, Southern Union also became subject to the provisions of Chapter 164 of Massachusetts General Law ("MGL"), which governs the rates and terms of service provided by gas and electric utilities operating in Massachusetts.

        Following the merger with Fall River Gas, Southern Union has continued to exist as a Delaware corporation and Southern Union's restated certificate of incorporation and bylaws have survived, rather than those of Fall River Gas. As a gas utility operating in Massachusetts, Southern Union is exempt from the provisions of Massachusetts business law (Chapter 156B), except to the extent that any provisions are incorporated into Chapter 164. Chapter 164 incorporates only minor aspects of the corporate governance provisions of Chapter 156B. But for a limited exception discussed below, there are no material differences between those provisions and the provisions of DGCL.

        With respect to Southern Union, the single material difference between the provisions of Chapter 164 and the DGCL pertains to the requirements of shareholder approval in the limited circumstance where there is a merger involving Southern Union and another gas utility operating in Massachusetts. This type of transaction would require approval by the Massachusetts Department of Telecommunications and Energy ("MDTE"). The applicable provision of Chapter 164 requires a vote approving the merger by two-thirds of the Company's shareholders; whereas, under DGCL, only a majority of shareholders must approve a merger. It remains Southern Union's intention while conducting its corporate governance activities to comport with the requirements of DGCL; however, in these limited circumstances, namely a future merger between Southern Union and another gas or electric utility operating in Massachusetts subject to Chapter 164, the Company would have to abide by the more stringent requirement of the MGL to obtain a two-thirds shareholder vote in favor of the merger in order to receive approval for the transaction from the MDTE. However, in meeting this requirement of Chapter 164 of the MGL, the Company would also have met the lower threshold required by the DGCL.

        In addition, a company operating as a utility in either Massachusetts or Pennsylvania, cannot issue a stock dividend without approval from the MDTE or the Pennsylvania Public Utilities Commission ("Pa. PUC"), as applicable. Historically, we have had a policy of declaring and distributing an annual 5% stock dividend. Since our 2001 dividend, we have sought and received approval for such dividend from both agencies.

        The registrar and transfer agent for the Southern Union common stock is BankBoston, N.A. c/o EquiServe, L.P.

SOUTHERN UNION PREFERRED STOCK

        Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations, to issue up to an aggregate of 6,000,000 shares of Southern Union preferred stock in one or more classes or series, and to determine the designation and the number of shares of any class or series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Currently, there are 920,000 shares of Southern Union preferred stock outstanding.

        Prior to the issuance of shares of each series of Southern Union preferred stock, the Board of Directors is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware with respect to the preferred stock, both of which we will make publicly available in a filing we will make with the SEC with respect to any offering of preferred stock. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  (a)
  the number of shares constituting that series and the distinctive designation of each such series;

  (b)
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

  (c)
  whether each series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

  (d)
  whether each series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (e)
  whether or not the shares of each series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case or redemption, which amount may vary under different conditions and at different redemption dates;

  (f)
  whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

  (g)
  the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of Southern Union, and the relative rights of priority, if any, of payment of shares of each series; and

  (h)
  any other relative rights, preferences and limitations of each series.

        All shares of Southern Union preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

        In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Southern Union preferred stock being offered:

  (a)
  the number of shares of the Southern Union preferred stock offered, the liquidation preference per share and the offering price of the Southern Union preferred stock;

  (b)
  the procedures for any auction and remarketing, if any, for the Southern Union preferred stock;

  (c)
  any listing of the preferred stock on any securities exchange; and

  (d)
  a discussion of any material and/or special United States federal income tax considerations applicable to the Southern Union preferred stock.

Rank

        The Southern Union preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  (a)
  senior to all classes or series of Southern Union common stock and to all of our equity securities ranking junior to the Southern Union preferred stock;

  (b)
  on a parity with all of the Southern Union's equity securities the terms of which specifically provide that the equity securities rank on a parity with the Southern Union preferred stock; and

  (c)
  junior to all of Southern Union's equity securities the terms of which specifically provide that the equity securities rank senior to the Southern Union preferred stock.

DESCRIPTION OF WARRANTS

        This section describes the general terms of the warrants that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        Southern Union may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be made publicly available in a filing we will make with the SEC with respect to any offering of warrants.

Debt Warrants

        Southern Union may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the debt warrants;

  •
  the initial offering price;

  •
  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  anti-dilution provisions of the debt warrants, if any;

  •
  redemption or call provisions, if any, applicable to the debt warrants: and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

        We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants: and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

        This section describes the general terms of the securities purchase contracts and securities purchase units that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

        Southern Union may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contract will be made publicly available in a filing we will make with the SEC with respect to any issuance of stock purchase contracts and stock purchase units.

Debt Purchase Contracts and Debt Purchase Units.

        Southern Union may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

        The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder's obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original debt purchase contract. The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued, all of which will be made publicly available in a filing we will make with the SEC with respect to any issuance of debt purchase contracts and debt purchase units. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms of the depositary shares Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

        Southern Union may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public. The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

        Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

        If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

        When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

        Southern Union and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

        Southern Union may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

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  the depositary has redeemed all related outstanding depositary shares;

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  all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

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  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following is a summary of the material terms and provisions of the trust preferred securities and the trust agreements. It summarizes only those portions of the trust preferred securities and the trust agreements which we believe will be most important in your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreements, and not this summary, that define your rights. There may be other provisions in the trust agreements which are also important to you. You should read the trust agreements themselves for a full description of their terms. A form of each trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of each trust agreement.

        Each trust may issue one series of trust preferred securities having terms described in the prospectus supplement for that series. The trust agreement of each trust authorizes the establishment of no more than one series of trust preferred securities, which will represent undivided beneficial interests in the assets of the trust. The terms of the trust preferred securities, including distribution, redemption, voting and liquidation rights and any other preferred, deferred or other special rights or restrictions, will be described in the trust agreement or made part of the trust agreement by the Trust Indenture Act. The prospectus supplement for each specific series of trust preferred securities will state the terms for the trust preferred securities of that series, including:

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  the distinctive designation of the trust preferred securities;

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  the number of trust preferred securities to be issued;

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  the annual distribution rate (or method of determining such rate) and the date or dates upon which such distributions will be payable;

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  whether distributions on the trust preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

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  the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

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  the obligation, if any, of the trust to purchase or redeem the trust preferred securities following an exercise by Southern Union of an option under the corresponding subordinated debt securities, and the terms and conditions of such purchases or redemptions;

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  the period or periods, if any, within which the terms and conditions, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder thereof into other property or cash;

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  the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities for specified actions or amendments to the trust agreement;

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  the additional payments, if any, which the trust will pay as a distribution as necessary so that the net amounts reserved by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature have been paid will not be less than the amount that would have been reserved and distributed by the trust, and the amount the holders of the trust preferred securities would have reserved, had no such taxes, duties assessments or governmental charges been imposed;

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  the terms and conditions, if any, upon which the subordinated debt securities held by the trust may be distributed to the holders of the trust preferred securities; and

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  any other relevant rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement and applicable law.

        All trust preferred securities offered by this prospectus will be guaranteed by Southern Union on a subordinated basis and to the extent described under "Description of the Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto.

        In connection with the issuance of trust preferred securities by a trust, that trust will issue one series of common securities having such terms, including distribution, redemption, voting and liquidation rights and such other preferred, deferred or other rights or restrictions as will be described in the trust agreement. Except as described below, the terms of the common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by that trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the related trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will have the right to vote and the right to appoint, remove or replace any of the trustees of the related trust. All common securities will be directly or indirectly owned by Southern Union.

Effect of Obligations Under the Subordinated Debt Securities and the Guarantees

        The purpose of each trust is to issue the common securities and the trust preferred securities and to use the proceeds from such issuance to acquire subordinated debt securities from Southern Union.

        As long as payments of interest and other payments on the subordinated debt securities are made when due, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

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  the total principal amount of the subordinated debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

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  the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

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  Southern Union will pay all, and no trust shall be obligated to pay any, of the trusts' costs, expenses, debts and liabilities (other than with respect to the common securities and the trust preferred securities); and

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  the trustees may not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions and other payments due on the trust preferred securities (to the extent funds for distributions and other payments are available to the trust) are guaranteed by Southern Union as and to the extent discussed under "Description of the Trust Guarantees" below. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, it is expected that that trust will not have sufficient funds to pay distributions on the trust preferred securities. The Southern Union guarantees, which are for the purpose of ensuring that each trust performs its obligations to pay distributions on the trust preferred securities, do not apply to any payment of distributions unless and until the trusts have sufficient funds for the payment of distributions and other payments on the trust preferred securities. Each trust will have sufficient funds only if and to the extent that Southern Union has made a payment of interest or principal on the subordinated debt securities held by the trust as its sole asset. The Southern Union guarantee for a trust, when taken together with Southern Union's obligations under the subordinated debt securities held by that trust and the related indenture, and Southern Union's obligations under the applicable trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts due on the trust preferred securities issued by that trust.

        If Southern Union fails to make interest or other payments on the subordinated debt securities issued by a trust when due (taking account of any extension period), the applicable trust agreement provides a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the subordinated debt securities held by the trust. If a property trustee fails to enforce its rights under the subordinated debt securities, a holder of related trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Southern Union to enforce the property trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under a trust agreement, and such event is attributable to the failure of Southern Union to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable (or, in the case of redemption, on the redemption date), then a holder of the related trust preferred securities may institute legal proceedings directly against Southern Union to obtain payment. If Southern Union fails to make payments under any guarantee, that guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under a related guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

DESCRIPTION OF THE TRUST GUARANTEES

        At the same time as a trust issues trust preferred securities, Southern Union will execute and deliver a trust guarantee for the benefit of the holders of the trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the indenture trustee, or guarantee trustee, under the trust guarantee.

        The following is a summary of the material terms and provisions of the trust guarantees. It summarizes only those portions of the trust guarantees which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust guarantees, and not this summary, which define your rights. There may be other provisions in the trust guarantees which are also important to you. You should read the trust guarantees themselves for a full description of their terms. A form of the trust guarantees is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the trust guarantees.

General

        Under each trust guarantee, Southern Union will irrevocably and unconditionally agree, to the extent set forth therein, to pay the trust guarantee payments described below to the holders of the related trust preferred securities in the event they are not paid by or on behalf of the trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment.

        The following payments (referred to as trust guarantee payments) to the extent not paid by the related trust when due, will be subject to the related trust guarantee:

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  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available for payment at that time;

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  the redemption price of any trust preferred securities called for redemption, to the extent that the trust has funds available for payment at that time; and

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  upon voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of the subordinated debt securities to the holders of trust preferred securities or the redemption of all trust preferred securities), the lesser of: the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent that the trust has funds available for payment at that time; and the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities.

        Southern Union's obligation to make a trust guarantee payment will be satisfied by direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the required amounts to the holders.

        Each trust guarantee will be a full, unconditional and irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, that trust will not be able to pay distributions on the trust preferred securities issued by it and will not have funds available for such payment.

        Southern Union will, for each trust, through the trust guarantee, the trust agreement, the subordinated debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that will have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        Southern Union has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the trust guarantees, except that upon the occurrence and during the continuation of an event of default under the trust agreement, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Southern Union

        In each trust guarantee, Southern Union will covenant that it will not, if (1) there shall have occurred any event of which Southern Union has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the related indenture and (b) in respect of which Southern Union shall not have taken reasonable steps to cure, (2) Southern Union shall be in default with respect to its payment of any obligations under the trust guarantee, or (3) Southern Union shall have given notice of its selection of an extension period as provided in the related indenture and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or capital stock of any of its subsidiaries that are not wholly-owned (other than any stock dividend paid by Southern Union or any of its subsidiaries where the dividend stock is of the same type as that on which the dividend is being paid); or

  •
  make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Southern Union that rank equal or junior to the subordinated debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Southern Union where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the trust guarantees, (c) as a result of a reclassification of Southern Union's capital stock or the exchange or conversion of one series or class of Southern Union's capital stock for another series or class of Southern Union's capital stock, and (d) the purchase of fractional interest in shares of Southern Union's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Modification of the Trust Guarantees; Assignment

        Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, no trust guarantee may be amended without the prior approval of the holders of not less than 66% in liquidation amount of the related outstanding trust preferred securities. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Southern Union and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

        An event of default under a trust guarantee will occur upon Southern Union's failure to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee.

        If the guarantee trustee fails to enforce the trust guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Southern Union to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced a guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Southern Union has waived any right or remedy to require that any action be brought just against the trust, the guarantee trustee or any other person or entity before proceeding directly against Southern Union.

        Southern Union will be required to provide annually to the guarantee trustee a statement as to the performance by it of certain of its obligations under each of the trust guarantees and as to any default in such performance. Southern Union will be required to file annually with the guarantee trustee an officer's certificate as to its compliance with all conditions under each of the trust guarantees.

Termination

        Each trust guarantee will terminate and be of no further force and effect upon the first to occur of:

  •
  full payment of the redemption price of all related trust preferred securities;

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  distribution of the subordinated debt securities to the holders of the related trust preferred securities in exchange for all the related trust preferred securities; or

  •
  full payment of the amounts payable upon liquidation of the related trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

        The trust guarantees will constitute unsecured obligations of Southern Union and will rank:

  •
  subordinate and junior in right of payment to all senior indebtedness of Southern Union in the same manner as the subordinated debt securities (See "Description of the Subordinated Debt Securities—Subordination"); and

  •
  equally with the related subordinated debt securities and any other subordinated debt securities and related trust guarantees now or hereafter issued by Southern Union.

        The terms of the trust preferred securities provide that each holder thereof, by acceptance of the trust preferred securities, agrees to the subordination provisions and other terms of the related trust guarantee.

        The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without first instituting a legal proceeding against any other person or entity. The guarantees will be held for the benefit of the holders of the trust preferred securities. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the related trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities. The guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by Southern Union.

Information Concerning the Guarantee Trustee

        Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the guarantee trustee.

Governing Law

        The trust guarantees will be governed by, and interpreted in accordance with, the laws of the State of New York.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General Summary

        Following issuance of trust preferred securities by a trust, the trust will use the proceeds of such issuance to purchase subordinated debt securities from Southern Union. The subordinated debt securities may be issued in one or more series. Only one series of subordinated debt securities will be issued to a particular trust, or the property trustee of such trust. That trust will hold all of the subordinated debt securities of that series.

        Each series of subordinated debt securities will be issued under the Subordinated Debt Securities Indenture, dated as of May 10, 1995, between Southern Union and JP Morgan Chase Bank, as the subordinated debt securities trustee, as supplemented by a supplemental indenture for such series. The subordinated debt securities indenture, as so supplemented, will be called the "indenture."

        The following is a summary of the material terms and provisions of the subordinated debt securities and the indenture. It summarizes only those portions of the subordinated debt securities and indenture which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the indenture, and not this summary, that defines your rights. There may be other provisions in the indenture which are also important to you. You should read the indenture itself for a full description of its terms. Both the indenture and a form of the supplemental indenture will be made publicly available in a filing we make with the SEC with respect to any offering we make of subordinated debt securities. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the indenture and form of supplemental indenture.

        Each series of subordinated debt securities will be direct, unsecured obligations of Southern Union. The subordinated debt securities will have a junior position to all of Southern Union's senior debt securities.

        The subordinated debt securities are issued to a trust or the property trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated debt securities may be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust preferred securities.

        The prospectus supplement with respect to the issuance of trust preferred securities will include a description of the specific terms of the subordinated debt securities issued to the trust. These terms will include some or all of the following:

  •
  the title and type of the subordinated debt securities;

  •
  the total principal amount and the currency, if other than U.S. dollars, in which such subordinated debt securities are denominated;

  •
  the percentage of the principal amount at which the subordinated debt securities will be issued and any payments due if the maturity is accelerated;

  •
  the date on which the principal will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate and the interest payment dates;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate Southern Union to repurchase or otherwise redeem some or all of the subordinated debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the subordinated debt securities, including provisions for original issue discount securities, if offered;

  •
  restrictions on the declaration of dividends on Southern Union's capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  the rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of the subordinated debt securities of such series;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to such subordinated debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus; and

  •
  any other terms of such subordinated debt securities.

        For a description of the terms of any series of the subordinated debt securities, you should refer to the applicable prospectus supplement.

        The indenture does not limit the aggregate principal amount of subordinated debt securities that Southern Union may issue pursuant to that indenture. The indenture does not contain any provisions that would limit Southern Union's ability to incur debt. The indenture does not contain any provisions that protect the holders of the subordinated debt securities in the event that Southern Union engages in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the subordinated debt securities.

        Under the indenture, Southern Union has the ability to issue debt securities with terms different from any debt securities it has already issued, without the consent of the holders of any previously issued series of subordinated debt securities.

Denominations

        Subordinated debt securities issued to a trust will be issued as registered securities in denominations and integrals thereof, as will be set forth in the applicable prospectus supplement.

Subordination

        The subordinated debt securities will be subordinated and junior in right of payment to the following indebtedness of Southern Union, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Covenants

        Under the subordinated indenture, Southern Union will:

  •
  pay the principal of, and interest and any premium on, the subordinated debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the subordinated debt securities trustee at the end of each fiscal year reviewing its obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        For as long as any trust preferred securities are outstanding of either trust that holds, directly or indirectly through a property trustee of such trust, any subordinated debt securities, Southern Union will:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that certain successors that are permitted under the indenture may succeed to Southern Union's ownership of such common securities;

  •
  cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

  •
  use its reasonable efforts to cause such trust to continue to be classified as a grantor trust for United States federal income tax purposes.

Consolidations, Mergers and Sales

        The subordinated indenture provides that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of their properties and assets on a consolidated basis to any other entity, unless Southern Union is the surviving corporation or:

  •
  such other entity assumes by supplemental indenture all of Southern Union's obligations under the indenture and the subordinated debt securities;

  •
  no default or event of default is existing immediately after the transaction;

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and

  •
  certain other conditions are met.

Liens

        Pursuant to the indenture, Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless:

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the subordinated debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such subordinated debt securities may be junior to any lien on Southern Union's accounts receivable, inventory and related contract rights securing debt under Southern Union's revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

        If Southern Union gives a guarantee that is secured by a lien on any property or assets or restricted securities, or creates a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that Southern Union has created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Election to Defer Payments of Interest

        Southern Union has the right, at any time during the term of subordinated debt securities, to defer payment of interest by extending the interest payment period of the subordinated debt securities for up to 20 consecutive quarters. If Southern Union has given notice of its election to defer payments or interest on subordinated debt securities issued to a trust or a related subordinated debt securities trustee by extending the interest payment period as provided in the indenture, then:

  •
  Southern Union will not, and will cause any subsidiary that is not its wholly-owned subsidiary not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or the capital stock of any such subsidiary; and

  •
  Southern Union will not make any payment of interest, principal or premium, on or repay, repurchase or redeem any subordinated debt securities issued by Southern Union that rank equally with or junior to such subordinated debt securities.

The restriction in paragraph (1) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as the stock on which the dividend is being paid.

Events of Default

        The subordinated indenture provides that any one of the following events is an event of default:

  •
  failure to pay any interest due on any subordinated debt security for 10 days;

  •
  failure to pay the principal of, or any premium on, any subordinated debt security when due, whether at maturity, by acceleration, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture, which continues for 60 days after written notice is given to Southern Union by the subordinated debt securities trustee or the holders of at least 25% of the outstanding subordinated debt securities of that series;

  •
  failure to pay principal of, or premium on, any indebtedness of Southern Union or any of its subsidiaries in excess of 10% of Southern Union's consolidated net worth (the sum of stockholder's equity, preferred stock and minority interests), provided that (i) the indebtedness has already become due and payable at its stated maturity or (ii) the failure results in the acceleration of the maturity of the indebtedness;

  •
  the voluntary or involuntary dissolution, winding-up or termination of the applicable trust, except in connection with the distribution of the related subordinated debt securities to the holders of the common securities and the trust preferred securities in liquidation or redemption of the common securities and trust preferred securities, the redemption of all of the related trust preferred securities or certain mergers, consolidations or amalgamations permitted by the trust agreement;

  •
  certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

  •
  any other event of default listed in the supplemental indenture for a series of subordinated debt securities.

        Southern Union is required to file annually with the subordinated debt securities trustee an officer's certificate as to its compliance with all conditions and covenants under the indenture. The indenture permits the subordinated debt securities trustee to withhold notice to the holders of subordinated debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, such subordinated debt securities if the subordinated debt securities trustee considers it in the interest of the holders of subordinated debt securities to do so.

        If an event of default, other than certain events with respect to Southern Union's bankruptcy, insolvency and reorganization, or the dissolution, winding-up or termination of the applicable trust, occurs and is continuing with respect to the subordinated debt securities, the subordinated debt securities trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the outstanding subordinated debt securities of that series due and payable immediately. If Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, causes an event of default for subordinated debt securities of a particular series, then the principal of all the outstanding subordinated debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the subordinated debt securities trustee or any holder.

        If an event of default with respect to a particular series of subordinated debt securities occurs and is continuing, the subordinated debt securities trustee will be under no obligation to exercise any of its rights or powers under the subordinated debt securities indenture at the request or direction of any of the holders of subordinated debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the subordinated debt securities trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the subordinated debt securities trustee to comply with the holders' request. If they provide this indemnity to the subordinated debt securities trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee under the indenture, or exercising any trust or power given to the subordinated debt securities trustee with respect to the subordinated debt securities of that series. The subordinated debt securities trustee may refuse to follow directions in conflict with law or the indenture that may subject the subordinated debt securities trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of any series of the outstanding subordinated debt securities may, on behalf of the holders of all the subordinated debt securities of such series waive any past default under indenture with respect to such series and its consequences (other than defaults resulting from Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, which may be waived by the holders of not less than a majority in principal amount of all securities outstanding under the indenture), except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on any subordinated debt security of any series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any subordinated debt securities premium has been deposited with the subordinated debt securities trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected by the modification or amendment.

Modification or Waiver

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding subordinated debt securities or any series of subordinated debt securities that is affected by such modification or amendment. The consent of the holder of each outstanding subordinated debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any subordinated debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change Southern Union's obligation to pay additional amounts in respect of any subordinated debt security of such series;

  •
  reduce the amount of principal of a subordinated debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that subordinated debt security;

  •
  adversely affect any right of repayment at the option of the holder of any subordinated debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the subordinated debt security or any redemption date or repayment date for the subordinated debt security;

  •
  reduce the percentage of holders of outstanding subordinated debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding subordinated debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to Southern Union as obligor under the indenture;

  •
  to add to Southern Union's covenants for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add or change any provisions of the subordinated debt securities indenture to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding subordinated debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of subordinated debt securities of any other series;

  •
  secure the subordinated debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; and

  •
  to change the indenture with respect to the authentication and delivery of additional series of subordinated debt securities, in order to cure any ambiguity, defect or inconsistency in the indenture, but only if such action does not adversely affect the interest of holders of subordinated debt securities of any series in any material respect.

        The indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series if subordinated debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the subordinated debt securities trustee, by Southern Union or by the holders of at least 10% in principal amount of the subordinated debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the subordinated debt securities of that series, except for any consent that must be given by the holder of each subordinated debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of subordinated debt securities of that series will be binding on all holders of the subordinated debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the subordinated debt securities of a series outstanding, unless a specified percentage in principal amount of the subordinated debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of subordinated debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding subordinated debt securities affected, or of the holders of such series of subordinated debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding subordinated debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Defeasance and Covenant Defeasance

        Southern Union may elect either (i) to defease and be discharged from any and all obligations with respect to the subordinated debt securities (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the subordinated debt securities trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal, premium, if any, and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the subordinated debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Southern Union must deliver to the subordinated debt securities trustee an opinion of counsel to the effect that the holders of the subordinated debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable prospectus supplement.

        Southern Union may exercise its defeasance option with respect to the subordinated debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Southern Union exercises its defeasance option, payment of the subordinated debt securities of such series may not be accelerated because of an event of default. If Southern Union exercises its covenant defeasance option, payment of the subordinated debt securities of such series may not be accelerated by reference to any covenant from which Southern Union is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Financial Information

        While any of the subordinated debt securities are outstanding, Southern Union will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if Southern Union stops being subject to those sections, and Southern Union will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if its filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after Southern Union would have been required to file such reports and documents if permitted, in each case at Southern Union's cost.

Payment, Registration and Transfer

        Unless Southern Union specifies otherwise in a prospectus supplement, it will pay principal, interest and any premium on the subordinated debt securities, and they may be surrendered for payment or transferred, at the offices of the subordinated debt securities trustee. Southern Union will make payment on registered subordinated debt securities by checks mailed to the persons in whose names the subordinated debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If Southern Union makes subordinated debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        Southern Union will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered subordinated debt securities, without the payment of any service charge except for any tax or governmental charge.

        The subordinated debt securities issued to a trust or the property trustee of such trust will be issued as registered subordinated debt securities. Registered subordinated debt securities will be securities recorded in the securities register kept at the corporate office of the subordinated debt securities trustee for the trust that issued that series of securities. Registered subordinated debt securities will be exchangeable for other registered subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

        In the event of any redemption of subordinated debt securities, Southern Union will not be required to:

  •
  issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if subordinated debt securities of the series are issuable only as registered subordinated debt securities, (b) the day of mailing of the relevant notice of redemption if the subordinated debt securities of the series are also issuable as registered subordinated debt securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the subordinated debt securities are issuable as bearer securities;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  issue, register the transfer of or exchange any subordinated debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

        If the subordinated debt securities are distributed to the holders of the related trust preferred securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such subordinated debt securities are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Description of the Trust Preferred Securities—Book-Entry Only Issuance—The Depositary Trust Company."

Governing Law

        The subordinated debt securities and the indenture will be governed by, and interpreted in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Securities Trustee

        Prior to the occurrence of a default with respect to the indenture and after the curing or waiving of all events of default with respect to the indenture, the subordinated debt securities trustee undertakes to perform only those duties as are specifically set forth in the indenture. In case an event of default has occurred and has not been cured or waived, the trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the subordinated debt securities trustee.

Miscellaneous

        Southern Union will have the right at all times to assign any of its rights or obligations under the Southern Union indenture to one of its direct or indirect wholly-owned subsidiaries. In the event of such an assignment, Southern Union will remain liable for all of its obligations. The indenture otherwise will be binding upon and exist for the benefit of the parties to the subordinated debt securities indenture and their successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless the company issuing the debt securities, trust preferred securities, warrants, common stock, preferred stock, stock purchase contracts, stock purchase units or depositary shares (the "securities") indicates differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary ("DTC"), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised each of the issuing companies that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if DTC notifies the company issuing such securities that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be; the company issuing such securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or an Event of Default under the indenture has occurred and is continuing with respect to such series of securities, the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Southern Union Company for the year ended June 30, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES AND THE GUARANTEES

        Unless stated otherwise in the applicable prospectus supplement, the validity of the securities and the binding nature of the obligations represented by the debt securities, guarantees, units, warrants and contracts offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D.C. Attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than one percent (1%) of the outstanding shares of common stock of Southern Union. Certain United States federal income taxation matters will be passed upon for Southern Union, Southern Union Financing II and Southern Union Financing III by special tax counsel to the Company and the Trusts when appropriate with respect to any particular offering.

PLAN OF DISTRIBUTION OF SOUTHERN UNION COMPANY AND THE TRUSTS

        We may sell the securities described in this prospectus from time to time in one or more transactions:

  (a)
  to purchasers directly;

  (b)
  to underwriters for public offering and sale by them;

  (c)
  through agents;

  (d)
  through dealers; or

  (e)
  through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at:

  (a)
  a fixed price or prices, which may be changed;

  (b)
  market prices prevailing at the time of sale;

  (c)
  prices related to such prevailing market prices; or

  (d)
  negotiated prices.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

        The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or post-effective amendment).

        We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Direct Sales

        We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery of Securities Purchase Contracts

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price by means of delayed delivery of our securities purchase contracts. Such delayed delivery contracts will provide for payment for, and delivery of, the underlying security on future dates.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and we will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  •
  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

General Information

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

PLAN OF DISTRIBUTION OF SELLING STOCKHOLDER

        The Southern Union Company supplemental retirement plan beneficially owns 405,664 shares of common stock, or .005% of the issued and outstanding shares of common stock as of December 31, 2003, which it intends to resell under this prospectus. We will not receive any proceeds from sale by this selling stockholder. The selling stockholder may collectively sell or distribute up to 405,664 shares of common stock, which are all of the shares of common stock beneficially owned by it, from time to time through dealers or brokers or other agents or directly to one or more purchasers in a variety of ways, including:

  •
  transactions, which may involve crosses and block transactions, on the New York Stock Exchange on which the shares of common stock are listed for trading;

  •
  in the over-the-counter market transactions;

  •
  in private transactions or negotiated transactions;

  •
  through short sales, put and call option or other derivative transactions, although neither Southern Union Company nor the selling stockholder concedes that any such transactions would constitute a sale of the shares of Southern Union Company's common stock owned by the selling stockholder for purposes of the Securities Act;

  •
  though brokers or dealers (who may act as agent or principal);

  •
  by pledge to secure debts and other obligations; or

  •
  in a combination of these types of transactions.

        The selling stockholder, or its donee, pledgee, transferee or other successor in interest, may sell its shares of common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

        The selling stockholder may use brokers, dealers or agents to sell its shares of common stock. Any broker, dealer or agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchase or such other persons who may be effecting sales hereunder. Some sales may involve shares in which the selling stockholder has granted security interests and which are being sold because of foreclosure of those security interests. At the time a particular offering of shares of common stock is made and to the extent required, the aggregate number of shares being offered, the terms of the offering, including the names of the broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholder, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be sent forth in an accompanying prospectus supplement.

        The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions in connection with distribution of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and deliver the shares to close out such short positions. The selling stockholder also may enter into options, forward sales or other transactions with broker-dealers or other financial institutions which may require the delivery to such broker-dealer or financial institution of the shares. The broker-dealer or other financial institution may then resell or otherwise transfer such shares pursuant to this prospectus (as may be supplemented or amended to reflect such transaction). The selling stockholder also may loan or pledge the shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares so loaned, or upon a default the broker-dealer or other financial institution may sell the pledged shares pursuant to this prospectus (and any applicable prospectus supplement).

        The selling stockholder may also transfer shares that it owns by gift, and, upon such transfer, the donee would have the same right of sale as the selling stockholder.